Exhibit 10.1

AMENDMENT NO. 1 AND JOINDER TO CREDIT AND GUARANTY AGREEMENT

This Amendment No. 1 and Joinder to Credit and Guaranty Agreement (this "Agreement") dated as of April 24, 2017 (the "Effective Date"), is among Lilis Energy, Inc., a Nevada corporation (the "Borrower"), the undersigned subsidiaries of the Borrower constituting the Initial Guarantors (as such term is defined below), the undersigned subsidiary of the Borrower constituting the New Guarantor (as such term is defined below), the undersigned Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement referred to below, the undersigned New Lenders (as such term is defined below), and T.R. Winston & Company, LLC, as collateral agent for the Lenders (together with its successors and assigns, the "Collateral Agent").

INTRODUCTION

A.          The Borrower, certain subsidiaries of the Borrower (not including the New Guarantor referred to below) (the “Initial Guarantors”), certain lenders (not including the New Lenders referred to below) (the “Existing Lenders”), and the Collateral Agent are parties to that certain Credit and Guaranty Agreement dated as of September 29, 2016 (the “Credit Agreement”).

B.          The Borrower has requested that (i) the lenders party hereto identified on the signature pages hereto as “New Lenders” (the “New Lenders”, and together with the Existing Lenders, the “Lenders”) become Bridge Lenders under the Credit Agreement, each with a Bridge Loan Commitment in the amount set forth opposite such New Lender’s name on Schedule 2.1 to the Credit Agreement (as amended hereby), (ii) Lilis Operating Company, LLC, a Texas limited liability company (the “New Guarantor”, and together with the Initial Guarantors, the “Guarantors”) become a Guarantor under the Credit Agreement, and (iii) the Lenders agree to amend certain provisions of the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.          Joinder of New Lenders.

(a)          Each New Lender hereby joins, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Bridge Lender thereunder and under each and every other Loan Document to which any Bridge Lender is required to be bound by the Credit Agreement, in each case to the same extent as if such New Lender was an original signatory thereto.

(b)          Each New Lender hereby: (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Bridge Lender under the Credit Agreement, (B) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Bridge Lender under the Credit Agreement, (C) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Bridge Lender and shall have the obligations of a Bridge Lender, and (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Collateral Agent or any other Lender; and (ii) agrees that (A) it will, independently and without reliance on the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (B) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bridge Lender.

Section 3.          Joinder of New Guarantor. The New Guarantor hereby joins, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Guarantor thereunder and under each and every other Loan Document to which any Guarantor is required to be bound by the Credit Agreement, in each case to the same extent as if such New Guarantor was an original signatory thereto. Each reference to a "Guarantor" in the Credit Agreement shall be deemed to include the New Guarantor.

Section 4.          Amendments to Credit Agreement. The Credit Agreement and Exhibit and Scheduled thereto are hereby amended as reflected in Annex I attached hereto.

Section 5.          Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable upon the Collateral Agent receiving counterparts of this Agreement, duly executed by the Borrower, the Initial Guarantors, the New Guarantor, the Lenders constituting the Lenders required to be party hereto pursuant to the terms of Section 9.1 of the Credit Agreement, the New Lenders, and the Collateral Agent.

Section 6.          Payment of Fees. The Borrower acknowledges and agrees that it shall pay the fees and expenses required to be paid pursuant to, and in accordance with, Section 9.4 of the Credit Agreement.

Section 7.          Acknowledgments and Agreements; Waiver by Existing Lenders of Prepayment Premium.

(a)          The Existing Lenders hereby waive the right to receive payment of any prepayment premium in connection with the prepayment of the Existing Loans, including pursuant to Section 3.5.1 of the Credit Agreement as in effect immediately prior to giving effect to the amendments set forth in Section 4.

(b)          The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(c)          The Borrower, the Collateral Agent, and the Lenders party hereto do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and together with each Guarantor acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(d)          From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.

(e)          The Lenders hereby permanently waive any Default or Event of Default outstanding on or prior to the Effective Date, which waiver, in the case, shall be effective as of the date of occurrence of any such Default or Event of Default.

(f)          This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 8.          Reaffirmation of the Guaranty. Each Initial Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Credit Agreement are in full force and effect and that such Initial Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any other Loan Documents.

Section 9.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute, one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

Section 10.         Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each of the Collateral Agent and the Lenders, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the date hereof and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 10 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.  Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 10 In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section 10 shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 11.        Successors and Assigns. This terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.         Invalidity; Severability. . If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 13.         Governing Law. This Agreement shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of New York (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

Section 14.         Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

BORROWER:	LILIS ENERGY, INC.

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer

INITIAL GUARANTORS:	brushy resources, inc.

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

impetro operating, llc

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

IMPETRO RESOURCES, LLC

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer and President

NEW GUARANTOR:	LILIS OPERATING, LLC

	By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Member of the Board of Managers

COLLATERAL AGENT:	T.R. WINSTON & COMPANY, LLC

	By:	/s/ G. Tyler Runnels
	Name:	G. Tyler Runnels
	Title:	Chairman and Chief Executive Officer

LENDERS:	PACIFIC CAPITAL MANAGEMENT LLC,
as an Existing Lender

	By:	/s/ Jonathan Glaser
	Name:	Jonathan Glaser
	Title:	Managing Member

BRYAN EZRALOW AS TRUSTEE OF THE BRYAN EZRALOW 1994 TRUST U/T/D/ 12/22/1994,
as an Existing Lender

By:	/s/ Bryan Ezralow
Name:	Bryan Ezralow
Title:	Trustee

BRYAN EZRALOW AS TRUSTEE OF THE BRYAN EZRALOW 1994 TRUST U/T/D/ 06/01/2004,
as an Existing Lender

By:	/s/ Bryan Ezralow
Name:	Bryan Ezralow
Title:	Trustee

EMSE, LLC A DELAWARE LIMITED LIABILITY COMPANY,
as an Existing Lender

By:	/s/ Bryan Ezralow
Name:	Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust U/T/D 12.22.1994
Title:	Manager and Member

ELEVADO INVESTMENT COMPANY, LLC A DELAWARE LIMITED LIABILITY COMPANY,
as an Existing Lender

By:	/s/ Bryan Ezralow
Name:	Bryan Ezralow as Trustee of the Ezralow Family Trust U/T/D 12.09.1980
Title:	Manager and Member

MARSHALL S. EZRALOW ROTH IRA,
as an Existing Lender

By:	/s/ Marshall S. Ezralow
Name:	Marshall S. Ezralow
Title:	Participant

GARY E. FREEDMAN AS TRUSTEE OF THE FREEDMAN FAMILY TRUST U/T/D/ 05/25/1982,
as an Existing Lender

By:	/s/ Gary E. Freedman
Name:	Gary E. Freedman
Title:	Trustee

GARY E. FREEDMAN AS TRUSTEE OF THE FREEDMAN FAMILY TRUST U/T/D 02/27/2006,
as an Existing Lender

By:	/s/ Gary E. Freedman
Name:	Gary E. Freedman
Title:	Trustee

DAVID MICHAEL LEFF AS TRUSTEE OF THE DAVID LEFF FAMILY TRUST U/T/D 02/03/1988,
as an Existing Lender

By:	/s/ David Michael Leff
Name:	David Michael Leff
Title:	Trustee
By:	Gary E. Freedman, as Agent

DAVID M. LEFF, AS TRUSTEE OF THE C AND R IRREVOCABLE TRUST U/T/D/ 11/05/2007,
as an Existing Lender

By:	/s/ David M. Leff
Name:	David M. Leff
Title:	Trustee
By:	Gary E. Freedman, as Agent

STEVEN EMERSON ROTH IRA,
as a New Lender

By:	/s/ Steven Emerson
Name:	Steven Emerson
Title:	Sole Beneficiary

MARC EZRALOW AS TRUSTEE OF THE MARC EZRALOW 1997 TRUST U/T/D/ 11/26/1997,
as an Existing Lender

By:	/s/ Marc Ezralow
Name:	Marc Ezralow
Title:	Trustee

MARC EZRALOW AS TRUSTEE OF THE SPA TRUST U/T/D/ 09/13/2004,
as an Existing Lender

By:	/s/ Marc Ezralow
Name:	Marc Ezralow
Title:	Trustee

RBC INVESTOR SERVICES TRUST ITF 110952002,
as a New Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

INVESTOR COMPANY ITS 5J5505C,
as a New Lender

By:	/s/ Tim Logie
Name:	Tim Logie
Title:	Portfolio Manager

NGPI CANADA INC.,
as a New Lender

By:	/s/ Phillip Hampson
Name:	Phillip Hampson
Title:	President

TRACE CAPITAL INC.,
as a New Lender

By:	/s/ Jennifer Nadj
Name:	Jennifer Nadj
Title:	President

JAYVEE & CO. ITF YTCF6310002,
as a New Lender

By:	/s/ Dillon Cameron
Name:	Dillon Cameron
Title:	Authorized Signatory

PETER ELLIS,
as a New Lender

By:	/s/ Peter Ellis

thOMAS ROOTHAM,
as a New Lender

By:	/s/ Thomas Rootham

SPROTT RESOURCE LENDING CORP.,
as a New Lender

By:	/s/ Peter Grosskpf
Name:	Peter Grosskopf
Title:	Chief Financial Officer

RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP,
as a New Lender

By:	/s/ Gretchen Carter
Name:	Gretchen Carter
Title:	Chief Financial Officer

ONE E LP,
as a New Lender

By:	/s/ Gray Fowler
Name:	Gray Fowler
Title:	Signing Officer

Signature Page to Amendment No. 1 and Joinder to Credit and Guaranty Agreement

ANNEX I

CREDIT AND GUARANTY AGREEMENT

THIS CREDIT AND GUARANTY AGREEMENT is entered into as of September 29, 2016, by and among Lilis Energy, Inc., a Nevada corporation (together with its permitted successors and assigns, the “Borrower”), Brushy Resources, Inc., a Delaware Corporation (“Brushy”), ImPetro Operating, LLC, a Delaware limited liability company (“Operating”) and ImPetro Resources, LLC, a Delaware limited liability company (“Resources”, and together with Brushy and Operating, the “Initial Guarantors”), the lenders party hereto, and T.R Winston & Company, LLC, as initial administrative and collateral agent for the Lenders. Certain terms used herein are defined in Section 1.1.

RECITALS:

A.           The Borrower has requested, and the Lenders have agreed to make available to the Borrower, a multiple draw term loan facility subject to the terms and conditions set forth in this Agreement (a) to refinance certain existing indebtedness of the Borrower, (b) to fund the Borrower’s development programs, acquisitions and working capital and (c) for working capital purposes;

B.           The Borrower desires to secure the Obligations under this Agreement by granting to the Lender a security interest in and Lien on the Collateral; and

C.           Subject to the terms hereof, the Guarantors are willing to guarantee the Obligations of the Borrower;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE  I
DEFINITIONS

1.1.         Definitions. The following terms, as used herein, have the following meanings:

“Acceptable Hedging Transactions” means all Hedging Transactions entered into by the Borrower or any Guarantor in the ordinary course of its business, which if secured by Liens on any Collateral (other than Liens on cash margin collateral, deposits or securities) is subject to an intercreditor or collateral sharing agreement reasonably acceptable to the Required Lenders.

“Additional Assets” means (a) the Capital Stock of a Person that becomes a Guarantor as a result of the acquisition of such Capital Stock by the Borrower or another Guarantor, and (b) other long-term assets that are used or useful in the Oil and Gas Business.

“Advance Payment Contract” means any contract whereby any Loan Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of hydrocarbons produced or to be produced from Oil and Gas Property owned by any Loan Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract in the ordinary course of business shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affiliate” means, with respect to a Person, (a) any Person owning, Controlling or holding with power to vote ten percent (10%) or more of the outstanding voting interests of the referenced Person, (b) any Person ten percent (10%) or more of whose outstanding voting interests are directly or indirectly owned, Controlled or held with power to vote by the referenced Person, (c) any Person directly or indirectly Controlling, Controlled by or under common Control with the referenced Person, (d) any relative within the third degree of kindred of the referenced Person, or (e) any officer, director, limited liability company manager, trustee, beneficiary, employee or general partner of the referenced Person or of any Person referred to in clauses (a), (b), (c) or (d) of this definition. The term Affiliate shall include Affiliates of Affiliates (and so on).

“Agreement” or “Credit Agreement” means this Credit Agreement, as the same may hereafter be modified or amended from time to time.

“Anti-Terrorism Laws” mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Approved Petroleum Engineer” means Cawley Gillispie & Associates, or any reputable firm of independent petroleum engineers selected by the Borrower and reasonably acceptable to the Required Lenders.

“Asset Coverage Ratio” means, as of any date of determination, the ratio as of (a) the sum of (i) PV-9 Value of the Proved Reserves attributable to the Oil and Gas Properties of Loan Parties set forth in the most recently delivered Reserve Report plus (ii) 70% of the book value of the undeveloped acreage owned by the Loan Parties plus (iii) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries to (b) the Funded Debt as of such date.

“Asset Sale” means any Disposition by the Borrower or any Guarantor of any Property other than (a) Dispositions permitted by clauses (i), (ii), (iii), (iv), (vi) (only with respect to clause (i) thereof) and (ix) of the definition of Permitted Disposition, and (b) any single Disposition or series of related Dispositions that involves Properties having a Fair Market Value not exceeding $250,000 and when aggregated together with all other Dispositions under this clause (b) the total does not exceed $500,000.

“Assignment Agreement” has the meaning given to such term in Section 11.2.1 hereof.

“Board of Governors” means the Board of Governors of the Federal Reserve System.

“Borrower” has the meaning given to such term in the preamble to this Agreement.

“Borrowing Date” means a date on which a Loan is made hereunder.

“Bridge Lender” means each lender with a Bridge Loan Commitment set forth on Schedule 2.2 and any Person that shall have become a party hereto pursuant to an Assignment Agreement in respect of a Bridge Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement in respect of a Bridge Loan.

Annex I – Credit Agreement

“Bridge Loan” means a loan or advance made by the Bridge Lenders in accordance with Section 2.2.1, or the aggregate outstanding amount of all such loans or advances, as the context may require.

“Bridge Loan Base Rate” means (i) until the date that is six months after the occurrence of the Bridge Loan Closing Date, a rate per annum equal to six percent (6.00%), and (ii) thereafter, so long as any Bridge Loan is outstanding, a rate per annum equal to ten percent (10.00%).

“Bridge Loan Closing Date” means the date of initial funding of the Bridge Loans following satisfaction or waiver of the conditions set forth in Section 2.9.

“Bridge Loan Commitment” has the meaning given in Section 2.2.1.

“Bridge Loan Maturity Date” means October 21, 2018.

“Bridge Loan Note” means one or more senior secured notes issued pursuant hereto, in substantially the form attached hereto entitled “Form of Bridge Loan Note”, duly executed by the Borrower and payable to the order of each Bridge Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Bridge PIK Rate” means six percent (6.00%) per annum; provided, that if the Existing Loans are not prepaid in full by May 1, 2017 (or such later date as may be agreed by the Bridge Required Lenders) on and from May 2, 2017 (or such later date as may be agreed by the Bridge Required Lenders) until the date that is six months after the occurrence of the Bridge Loan Closing Date, “Bridge Loan PIK Rate” shall mean, a rate per annum equal to ten percent (10.00%) (it being understood and agreed that from the date that is six months after the occurrence of the Bridge Loan Closing Date, “Bridge Loan PIK Rate” shall mean a rate per annum equal to six percent (6.00%)).

“Bridge Required Lenders” means Bridge Lenders holding Loans in excess of fifty percent (50%) of the Bridge Loans outstanding as of any date of determination.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by Law to remain closed.

“Capital Stock” means:

(i)          in the case of a corporation, corporate stock;

(ii)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)        in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(iv)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

Annex I – Credit Agreement

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles,

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

“Cash Equivalents” means:

(i)          United States dollars;

(ii)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(iii)        deposit accounts, certificates of deposit, money market accounts and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with the Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and whose senior unsecured debt either (a) is rated at least “A-l” by S&P and at least “P-I” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better;

(iv)        repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v)         commercial paper having the highest ratings categories obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition;

(vi)        securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than three hundred sixty-five (365) days from the date of acquisition; and

(vii)       money market funds at least ninety-five (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition,

“Cash Taxes” for any fiscal quarter of the Borrower and its Subsidiaries, means federal income taxes and state taxes actually paid by the Borrower and its Subsidiaries during such quarter.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Borrower or any Subsidiary.

Annex I – Credit Agreement

“Change of Control Event” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of Capital Stock representing more than thirty-five (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Borrower, or (b) during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower, nor (ii) appointed by directors so nominated; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

“Closing” means the consummation of the transactions contemplated herein (other than with respect to the incurrence of the Bridge Loans and the transactions related thereto on the Bridge Loan Closing Date).

“Closing Date” means the date on which the Closing occurs.

“Closing Date Commitment” has the meaning set forth in Section 2.1.1.

“Collateral” means, until the Collateral Modification Date, the Property pledged as security for the Notes and the other Obligations, including all of the following of the Borrower and each Guarantor:

(i)          accounts receivable;

(ii)         equipment, goods, inventory and fixtures;

(iii)        documents, instruments and chattel paper;

(iv)        letter-of-credit rights;

(v)         securities collateral;

(vi)        investment property, including all Capital Stock owned by the Borrower and each Guarantor;

(vii)       intellectual property;

(viii)      commercial tort claims;

(ix)         general intangibles;

(x)          deposit accounts;

(xi)         money;

(xii)        supporting obligations;

(xiii)       books and records;

(xiv)      to the extent not covered by clauses (i) through (xiii) above, choses in action and all other personal property of the Borrower and each Guarantor, whether tangible or intangible;

Annex I – Credit Agreement

(xv)       proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower or any Guarantor from time to time with respect to any of the foregoing;

(xvi)      Hedging Agreements and Hedging Transactions;

(xvii)     As-Extracted Collateral; and

(xviii)    all other existing and future tangible and intangible personal assets of the Borrower or any Guarantor.

Notwithstanding the foregoing, the Collateral will not include any of the following assets or property (collectively, the “Excluded Assets”):

(i)          any asset or property right of the Borrower or any Guarantor of any nature:

(a)          if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right of the Borrower or any Guarantor or loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement to which the Borrower or such Guarantor is party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9 406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the United States Bankruptcy Code)); and

(b)          to the extent that any applicable Law prohibits the creation of a security interest thereon (other than to the extent that any such Law would be rendered ineffective pursuant to any other applicable Law);

provided, however, that such lease, license, contract, property rights or other agreement will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation, unenforceability or prohibition is remedied or otherwise becomes ineffective and, to the extent severable, any portion of such lease, license, contract, property rights or other agreement that does not result in any of the consequences specified in clauses (a) and (b) above will not be an Excluded Asset; and

(ii)         deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of the Borrower or any Guarantor, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Borrower or any Guarantor, and (c) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and payroll accounts.

Notwithstanding the foregoing, upon the Collateral Modification Date, “Collateral” shall have the meaning set forth in the Replacement Security Documents, and the foregoing definition shall no longer be applicable.

Annex I – Credit Agreement

“Collateral Agent” has the meaning given to such term in Section 4.1.5 hereof.

“Collateral Modification Date” means the date on which the Collateral Agent executes and delivers the Replacement Security Documents and the Intercreditor Agreement in connection with the consummation of a Second Lien Facility.

“Commitment” means (a) for each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1 or Schedule 2.2 hereto, as applicable, under the heading “Closing Date Commitment” and “Bridge Loan Commitment”, which amount may be modified from time to time pursuant to the terms of this Agreement and (b) as to all Lenders, the aggregate commitments of all Lenders to make Loans hereunder in accordance with the Lenders’ Commitments shown on Schedule 2.1 and Schedule 2.2 pursuant to Section 2.1 or Section 2.2, as applicable, as of the Closing Date or the Bridge Loan Closing Date as the context requires.

“Commitment Fee” means an amount equal to two percent (2%) of the initial principal amount of (i) for each Lender, such Lender’s Commitment as of the Closing Date and (ii) as to all Lenders, the total aggregate Commitments of all Lenders as of the Closing Date.

“Commodity Hedging Transaction” means any swap transaction, cap, floor, collar, exchange transaction, forward transaction, or other exchange or protection transaction relating to hydrocarbons or any option with respect to any such transaction, including derivative financial instruments.

“Compliance Certificate” means a certificate, substantially in the form attached hereto entitled “Form of Compliance Certificate”, executed by a Responsible Representative and furnished to the Lenders from time to time in accordance with Section 7.2.1.

“Contingent Obligation” See Guarantee.

“Control,” “Controlling” and “Controlled by” mean the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by contract or otherwise.

“Control Agreement” means a deposit account, securities or commodity account control agreement, as applicable, to be executed and delivered among Borrower or any Guarantor, the Collateral Agent and each bank at which the Borrower or such Guarantor maintains, any deposit, securities or commodity account, in each case, in form and substance reasonably acceptable to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“CT”, with respect to any stated time of day, means such time of day generally in effect in the Central Time Zone as in effect in the State of Texas.

“Debt” or “Indebtedness” of any Person means at any date, without duplication:

(i)          all obligations of such Person for money borrowed, including (a) the obligations of such Person for money borrowed by a partnership of which such Person is a general partner, (b) obligations, whether or not assumed, which are secured in whole or in part by the Property of such Person or payable out of the proceeds or production from Property of such Person, and (c) any obligations of such Person in respect of letters of credit and repurchase agreements;

Annex I – Credit Agreement

(ii)         all obligations of such Person evidenced by notes, debentures, bonds or similar instruments;

(iii)        all obligations of such Person to pay the deferred purchase price of Property or services (except trade accounts arising in the ordinary course of business if interest is not paid or accrued thereon);

(iv)        all Capitalized Lease Obligations of such Person;

(v)         all liabilities which in accordance with applicable accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet;

(vi)        all obligations of such Person under Hedging Agreements and Hedging Transactions;

(vii)       all Guarantees by such Person; and

(viii)      all Off-Balance Sheet Debt.

“Default” means the occurrence of an Event of Default or any event which with notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum interest rate equal to two percent (2.00%) per annum in excess of the rate of interest otherwise payable on the Notes.

“Disposition” or “Dispose” means the sale, transfer, license, lease, exchange or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock) at the sole option of the holder thereof, in whole or in part, on or prior to the date that is ninety one (91) days after the Final Maturity Date.

“Distributions” means dividends, distributions or other payments to Persons on account of their being the holders of Capital Stock or other Equity Interests in the Borrower.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Environmental Complaint” means any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower or any Guarantor, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or any Guarantor or the business conducted thereon.

Annex I – Credit Agreement

“Environmental Law” means (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower or any Guarantor is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or Release of Hazardous Substances.

“Environmental Liability” means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

“Environmental Lien” means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of Hazardous Substances into the environment.

“Equity Interest” means, with respect to any Person, an ownership and other equity interest, including Capital Stock and other Securities, in such Person and rights to convert into an ownership or other equity interest, including Capital Stock and other Securities, in such Person or to otherwise acquire an ownership or other equity interest, including Capital Stock and other Securities, in such Person and ownership of or rights to share in the revenues or profits of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all presently effective and future regulations issued pursuant thereto.

“Event of Default” has the meaning given such term in Section 8.1 hereof.

“Excluded Account” means (i) any accounts that are designated solely as accounts for, and are used solely for, employee benefits or taxes, in each case only to the extent that such amounts deposited in such accounts are used solely for such purposes listed above, (ii) any accounts that are designated solely as accounts for, and are used solely for, payroll funding obligations, to the extent that such amounts deposited in such accounts are used solely for payroll and otherwise in amounts that the Borrower reasonably anticipates in good faith that it will need to operate for fourteen (14) days thereafter, (iii) any escrow account, trust or other fiduciary account solely used for purposes of transactions that are permitted under this Agreement, (iv) any accounts designated solely as accounts for, and used solely for, working interest and royalty payments, and (v) any other accounts in which the average daily balance or fair market value, as applicable, does not exceed $150,000 in the aggregate; provided that, notwithstanding the foregoing, in no event shall any of the principal operating or disbursement accounts of the Borrower or its Subsidiaries constitute an “Excluded Account”.

Annex I – Credit Agreement

“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Lender” means each lender holding an Existing Loan as of the Bridge Loan Closing Date, and any Person that shall have become a party hereto pursuant to an Assignment Agreement in respect of an Existing Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement in respect of an Existing Loan.

“Existing Loan” means each loan or advance made by an Existing Lender and evidenced by a Note that is outstanding immediately prior to the occurrence of the Bridge Loan Closing Date. As of the Bridge Loan Closing Date, the outstanding principal amount of Existing Loans is $38,100,000.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free-market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $1,000,000 shall be determined by the Board of Directors of the Borrower acting in good faith, in which event it shall be evidenced by a resolution of the Board of Directors, and any lesser Fair Market Value shall be determined by an officer of the Borrower acting in good faith.

“FATCA” means current Sections 1471 through 1474 of the Internal Revenue Code (and any similar amended or successor versions that are substantively comparable) and any applicable Treasury Regulations promulgated thereunder or published administrative guidance implementing such Sections, whether in existence on the date hereof or promulgated or published thereafter.

“Final Maturity Date”, “Final Maturity” or “Maturity Date” means (a) with respect to the Loans under the Notes (other than the Bridge Loan Notes), the earlier of (i) September 30, 2019, or (ii) that date that the Obligations become due in accordance with Section 8.2.1, and (b) with respect to the Bridge Loans under the Bridge Loan Notes, the earlier of (i) the Bridge Loan Maturity Date, or (ii) the date that the Obligations become due in accordance with Section 8.2.1.

“Financial Statements” has the meaning given to such term in Section 2.6.2 hereof. “Fraudulent Transfer Laws” has the meaning given to such term in Section 5.2 hereof.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For the purpose of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funded Debt” means the obligations of the Borrower and its consolidated subsidiaries described in clauses (i) and (ii) of the definition of Debt.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In the event of a change in GAAP, the Loan Documents shall continue to be construed in accordance with GAAP as in existence on the date hereof.

Annex I – Credit Agreement

“Governmental Authority” means any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Guarantee” or “Contingent Obligation” by or of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations of any other Person (for purposes of this definition, a “primary obligation”) and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any primary obligation or any Property constituting direct or indirect security therefor (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to make reimbursement in connection with any letter of credit or to maintain financial statement conditions, by comfort letter or other similar undertaking of support or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of any primary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) with the amount of any Guarantee or Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or Contingent Obligation is incurred or, if not stated or determinable, the maximum primary obligation which could reasonably be anticipated to arise in respect thereof. The term Guarantee (or Contingent Obligation) includes the pledging or other encumbrance of assets by a Person to secure the obligations of another Person and restrictions or limitations on a Person or its assets agreed to in connection with the obligations of another Person, but does not include endorsements for collection or deposit in the ordinary course of business; and “Guaranteed” by a Person or “incurring a Contingent Obligation” or words of similar import shall mean the act or condition of providing a Guarantee by such Person or such Person becoming contingently obligated or permitting a Guarantee or Contingent Obligation of such Person to exist or come into existence.

“Guaranteed Obligations” has the meaning given to such term in Section 5.1 hereof.

“Guarantor” means at any time the Initial Guarantors and any Person who has executed or does execute a Guaranty, which is in effect at such time.

“Guaranty” means the guaranty of a Guarantor guarantying all or a portion of the Obligations as set forth in Article V hereof.

“Hazardous Substance” means flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” or “toxic substances” under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws.

Annex I – Credit Agreement

“Hedge Termination Value” means, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause a preceding, the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined by the counterparties to such Hedging Transactions.

“Hedging Agreement” means any International Swap Dealers Association, Inc. Master Agreement or other agreement and all schedules and exhibits attached thereto and incorporated therein that set forth set forth one or more Hedging Transactions or the general terms upon which a Person may enter into one or more Hedging Transactions.

“Hedging Modification” means the amendment, modification, cancellation, monetization, sale, transfer, assignment, early termination or other disposition of any Hedge Agreement.

“Hedging Transaction” means a Commodity Hedging Transaction or a Rate Management Transaction or any other transaction with respect to any swap, forward, future or derivative transaction or option or similar transaction, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Indebtedness” See Debt.

“Indemnified Party” means (i) the Lenders and each of their shareholders, officers, directors, employees, agents, attorneys-in-fact, and Affiliates and (ii) each trustee for the benefit of the Lenders under any Security Document.

“Initial Guarantor” has the meaning given to such term in the preamble to this Agreement.

“Insolvency Proceeding” of any Person means any application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of such Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor’s relief, or other similar Law of the United States, the State of Texas, or any other jurisdiction.

“Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent and the collateral agent under a Second Lien Facility governing, among other things, the priority of Liens securing the Obligations and the Liens securing such Second Lien Facility, in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms from time to time.

Annex I – Credit Agreement

“Interest Payment Date” means for the Loans made under the Notes, the first day of January, April, July and October of each year commencing with January 1, 2017, and upon maturity of the Notes (whether stated or upon acceleration).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person, the contribution of capital to any other Person, or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or capital contribution; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods or services sold or provided by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other Contingent Obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Law” means at any time with respect to any Person or its Property, any statute, law, executive order, treaty, ordinance, order, writ, injunction, judgment, ruling, decree, regulation, or determination of an arbitrator, court or other Governmental Authority, existing at such time which are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” means the (i) Existing Lenders, (ii) the Bridge Lenders, or (iii) all of such Persons, in each case, as the context requires.

“Lien” means, as to any Property of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, or security interest in, on or of such Property, or any other charge or encumbrance on any such asset to secure Debt or liabilities, but excluding any right to netting or setoff, (b) the interest of a vendor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, (c) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities and (d) the signing or filing of a financing statement which names the Person as debtor, or the signing of any security agreement authorizing any other Person as the secured party thereunder to file any financing statement which names such Person as debtor (in each case, other than precautionary filings).

“Loan” means (i) the Existing Loans, (ii) the Bridge Loans, or (iii) the aggregate outstanding amount of all such loans or advances, in each case, as the context may require.

“Loan Documents” shall mean this Agreement, the Notes, the Security Documents, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes or the Security Documents, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect (exclusive of term sheets and commitment letters).

Annex I – Credit Agreement

“Loan Party” means each of the Borrower and the Guarantors.

“Margin Regulations” means Regulations T, U and X of the Board of Governors, as in effect from time to time.

“Material Adverse Effect” shall mean (i) for any Loan Party, any material adverse effect on the business, operations, Properties, results of operations or condition (financial or otherwise) of such Loan Party, (ii) for any Loan Party, any material adverse effect upon such Loan Party’s ability to repay its material Obligations under the Loan Documents, (iii) any material adverse effect upon any Collateral or (iv) any material adverse effect on the priority or enforceability of the Liens securing the Note.

“Material Agreement” means, with respect to any Person, any agreement, contract or commitment to which such Person is a party, by which such Person is bound, or to which any Property of such Person may be subject (and in any case, except for this Agreement and the other Loan Documents), which is not cancelable by such Person upon notice of ninety (90) days or less without (i) liability for further payment in excess of $1,000,000 or (ii) forfeiture of Property having an aggregate value in excess of $1,000,000.

“Material Debt” means, as to any Person, Debt (other than, with respect to the Borrower, the Notes but including Hedging Transactions) of such Person in the principal amount aggregating in excess of $1,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of such Person in respect of any Hedging Transaction at any time shall be the Hedge Termination Value.

“Mortgages” mean deeds of trust, mortgages, assignments of production, collateral mortgages, and acts of pledge (and security agreements included therein) in form and substance reasonably acceptable to the Lenders covering Oil and Gas Properties and the personality located thereon or primarily associated therewith, executed or to be executed by the appropriate Person as security for the Obligations and other indebtedness described therein.

“Net Cash Proceeds” means (A) with respect to any Casualty Event or any Disposition or series of related Dispositions of any assets (including any Oil and Gas Property and Capital Stock of any Subsidiary) by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Casualty Event or such Disposition or Dispositions, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by such asset or assets and that is required to be repaid in connection with such Casualty Event or such Disposition or Dispositions (other than the Bridge Loans), (ii) the reasonable and documented out-of-pocket expenses (including taxes, brokers fees, commissions and legal fees) incurred by the Borrower or such Subsidiary in connection with such Casualty Event or such Disposition or Dispositions, and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under indemnification obligations or purchase price adjustments; provided that to the extent that, and at the time that, any such amounts are released from such reserves, such amounts shall constitute Net Cash Proceeds), and (B) with respect to any Hedge Modification by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Hedge Modification (after giving effect to any netting arrangements), over (b) the out-of-pocket expenses (including taxes) incurred by the Borrower or such Subsidiary in connection with such Hedge Modification.

Annex I – Credit Agreement

“Note” means the collective reference to (i) one or more senior secured notes issued pursuant hereto, in substantially the form attached hereto entitled “Form of Senior Secured Note”, and (ii) each Bridge Loan Note, in each case, as duly executed by the Borrower and payable to the order of each Lender, including any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” has the meaning given to such term in Section 11.2.2 hereof.

“NYMEX” means the New York Mercantile Exchange.

“Obligated Parties” mean the Borrower and any other Persons, including the Guarantors, from time to time obligated by Guarantee or otherwise to pay all or any portion of the Obligations.

“Obligations” shall mean, without duplication, (i) all Debt evidenced by the Notes, (ii) the obligation of the Borrower for the payment of the fees, late charges and prepayment charges, if any, payable hereunder or under the other Loan Documents, (iii) all other obligations and liabilities of the Borrower to the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, including the reimbursement of attorneys’ fees incurred by the Lenders from time to time in connection with waivers and amendments to or enforcement of the Loan Documents, and (iv) all other obligations and liabilities of the Borrower to the Lenders, now existing or hereafter incurred; and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor Governmental Authority.

“Off-Balance Sheet Debt” means, with respect to a Person, (a) any repurchase indebtedness, liability or obligation of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation of such Person under any Sale and Leaseback Transaction which is not a Capitalized Lease Obligation, (c) any indebtedness, liability or obligation of such Person under any synthetic, off-balance sheet or tax retention lease, or (d) any indebtedness, liability or obligation of such Person arising with respect to any other transaction, or agreement for the use or possession of any Property, which is the functional equivalent, or takes the place, of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Oil and Gas Properties” means fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

Annex I – Credit Agreement

“Organizational Documents” means, as to any Person, the articles of incorporation, articles of limited partnership, articles of formation or similar organizational documents, as applicable, of such Person.

“Participant” has the meaning given to such term in Section 11.2.1 hereof.

“Permitted Disposition” means:

(i)          the sale of hydrocarbons in the ordinary course of business;

(ii)         the Disposition of equipment and other property in the ordinary course of business, that is obsolete or no longer necessary in the business of the Borrower or any of its Subsidiaries or that is being replaced by equipment of comparable value and utility;

(iii)        Dispositions of cash and Cash Equivalents in the ordinary course of business;

(iv)        the Borrower or any Guarantor may Dispose of its property to the Borrower or another Guarantor;

(v)         sales, discounts or factoring of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing or receivables transaction;

(vi)        substantially contemporaneous (and in any event occurring within thirty (30) days of each other) Dispositions of Oil and Gas Properties as to which no Proved Reserves are attributable in exchange for other Oil and Gas Properties and, subject to the proviso of this clause (vi), cash; provided that (i) the Fair Market Value of the Oil and Gas Properties exchanged by the Borrower or its Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the Oil and Gas Properties (together with any cash) to be received by the Borrower or its Subsidiary, and (ii) any cash received must be applied in accordance with Section 3.4.2;

(vii)       Dispositions of seismic, geologic or other data and license rights in the ordinary course of business so long as such Disposition is not adverse to the Lenders and does not impair the Borrower’s or any Subsidiary’s operation of the Oil and Gas Properties;

(viii)      Hedge Modifications; provided that the consideration received for such Hedge Modification is at least equal to Fair Market Value;

(ix)         solely to the extent constituting a Disposition, the incurrence of Liens, the making of Investments and the making of Restricted Payments, in each case as expressly permitted by this Agreement;

(x)          Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto; provided that the consideration received for such claim is at least equal to Fair Market Value; and

(xi)         other dispositions and sales of Properties (including any midstream assets or gathering systems) not otherwise permitted pursuant to Section 7.9.2 and this definition having a fair market value not to exceed $15,000,000 in the aggregate for all dispositions and sales of Properties pursuant to this clause (xi) for the term of this Agreement; provided that:

Annex I – Credit Agreement

(a)          the consideration received shall be at least equal to the Fair Market Value of any Oil and Gas Property or other Properties subject to such Disposition (and the Borrower shall deliver to the Required Lenders a certificate of certifying that such Disposition was for Fair Market Value); and

(b)          at least 75% of the consideration received by the Borrower or any Subsidiary in respect of such Disposition is cash or Cash Equivalents and any consideration not received in the form of cash or Cash Equivalent shall solely be in the form of Oil and Gas Properties (excluding, for the avoidance of doubt, any Capital Stock); and

(c)          such Disposition shall not be a farm-out, drillco, or similar arrangement without the prior consent of the Required Lenders.

“Permitted Indebtedness” means:

(i)          the Obligations;

(ii)         unsecured accounts payable incurred in the ordinary course of business;

(iii)        unsecured Debt incurred by the Borrower or any Guarantor on or after the Closing Date; provided, that the aggregate amount of interest on such Debt payable in cash shall not exceed $5,000,000 per annum;

(iv)        Debt arising under Acceptable Hedging Transactions and under the Hedging Agreement(s) governing such Acceptable Hedging Transactions (but only to the extent such Debt arises in connection with Acceptable Hedging Transactions);

(v)         the SOS Note;

(vi)        any Second Lien Obligations;

(vii)       intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries; provided that any such Debt owed by either the Borrower or a Subsidiary shall be subordinated on terms reasonably acceptable to the Required Lenders;

(viii)      Debt of the Borrower and the Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including office equipment, data processing equipment and motor vehicles), including any Capitalized Lease and any Debt assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof; provided that (A) with respect to the Debt incurred pursuant to this clause (viii), such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause (viii) at any time outstanding shall not exceed $2,500,000;

Annex I – Credit Agreement

(ix)         Debt (other than Debt for borrowed money) incurred or deposits made by the Borrower or any Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Borrower or any Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Subsidiary, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Subsidiary is party in connection with the operation of the Oil and Gas Property, in each case in the ordinary course of business;

(x)          Guarantees in respect of Debt otherwise permitted pursuant to this Agreement;

(xi)         Debt in connection with the endorsement of negotiable instruments and other obligations in respect of cash management services, netting services, overdraft protection and similar arrangements, in each case incurred in the ordinary course of business;

(xii)       Debt in respect of insurance premium financing for insurance being acquired or maintained by the Borrower or any Subsidiary under customary terms and conditions in an aggregate amount not to exceed $2,000,000;

(xiii)      any obligation arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary in a transaction permitted under this Agreement, provided that such Debt incurred pursuant to this clause (xiii) shall not exceed, in the aggregate, $2,000,000;

(xiv)      Debt arising under gas balancing agreements which do not give rise to liability in the aggregate on a consolidated basis for the Borrower and its Subsidiaries in excess of $1,000,000 at any one time outstanding; and

(xv)       Debt arising under any Advance Payment Contracts; provided that the aggregate amount of all Advance Payments received by the Borrower or any Subsidiary that have not been satisfied by delivery of production at any time does not exceed, in the aggregate $1,000,000.

“Permitted Encumbrances” means:

(i)          Liens imposed by law for Taxes, assessments or other governmental charges or levies which are not yet delinquent or which (i) are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(ii)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, and contractual Liens granted to operators and non-operators under oil and gas operating agreements, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Property and securing obligations that are not overdue by more than sixty (60) days or which (i) are being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

Annex I – Credit Agreement

(iii)        contractual Liens which arise in the ordinary course of business under oil and gas leases, operating agreements, partnership agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, overriding royalty agreements, net profits agreements, deferred purchase agreements, development agreements, gas balancing, injection, repressuring and recycling agreements, salt water or other disposal agreements and seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Document or this Agreement which Liens are limited to the Oil and Gas Property and related property that is the subject of such agreement, arising out of or pertaining to the operation or the production or sale of hydrocarbons produced from the Oil and Gas Property, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto; provided that any such Liens permitted pursuant to this clause (iii) shall not include any Liens in connection any farm-out, drillco, or similar arrangement;

(iv)        pledges and deposits in connection with workers’ compensation, unemployment insurance and other social security laws or regulations;

(v)         Liens on cash and securities, letters of credit and deposits to secure the performance of bids, trade contracts, leases, statutory obligations (excluding Liens arising under ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, which are in the ordinary course of business and which are in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(vi)        Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

(vii)       judgment liens in respect of judgments that do not constitute an Event of Default;

(viii)     easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that, in the aggregate, do not materially detract from the value of the affected property or materially impair the use of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

Annex I – Credit Agreement

(ix)         royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any Subsidiary with respect to the Oil and Gas Property owned by the Borrower or such Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests) and the net cumulative effect is deducted in the calculation of PV-9 Value;

(x)          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business covering the property under the lease;

(xi)         unperfected Liens reserved in leases (other than oil and gas leases) or arising by operation of law for rent or compliance with the lease in the case of leasehold estates; and

(xii)        defects in or irregularities of title (other than defects or irregularities of title to Oil and Gas Property), if such defects or irregularities do not deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing indebtedness for borrowed money.

“Permitted Investments” means:

(i)          any Investment (i) in the Borrower, (ii) made by any Loan Party in or to any Loan Party, and (iii) made by any Subsidiary in or to any Loan Party;

(ii)         any Investment in Cash Equivalents;

(iii)        any Investments received (A) in compromise of obligations with respect to trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) in compromise of obligations relating to or in resolution of litigation, arbitration or other disputes with Persons that are not Affiliates;

(iv)        Investments received in satisfaction of judgments, foreclosure of Liens or settlement of Debt;

(v)         Acceptable Hedging Transactions;

(vi)        Investments in accounts receivable, prepaid expenses, trade credit, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties and endorsements for collection or deposit arising in the ordinary course of business and not for speculative purposes;

(vii)       advances, deposits and prepayments for purchases of any assets;

(viii)      loans or advances in the ordinary course of business for bona fide business purposes of the Borrower and its Subsidiaries (including travel, entertainment and relocation expenses);

Annex I – Credit Agreement

(ix)         in connection with any Property contributed or transferred to any Person as an Investment, such Property shall be equal to the Fair Market Value at the time of the Investment, without regard to subsequent changes in value. With respect to any Investment, the Borrower may, in its sole discretion, allocate or reallocate all or any portion of any Investment to one or more applicable clauses above so that the entire Investment is a Permitted Investment;

(x)          guarantees constituting Permitted Indebtedness (other than guarantees in respect of any Capitalized Lease) and performance guarantees incurred in the ordinary course of business;

(xi)         Investments by the Borrower and its Subsidiaries in Oil and Gas Properties that are customary in the oil and gas business and in the ordinary course of the Borrower’s or such Subsidiary’s business, and in the form of, or pursuant to, oil, gas and mineral leases, operating agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable; provided that Investments (i) in Capital Stock and (ii) made in the form of, or pursuant to, farm-outs, drillcos or other similar arrangements, in each case, shall not be permitted without the prior written consent of the Required Lenders;

(xii)        Investments consisting of any Acceptable Hedging Transactions;

(xiii)       Investments consisting of earnest money deposits in connection with an Investment otherwise permitted by this Agreement; and

(xiv)      other Investments not to exceed $2,000,000 in the aggregate.

“Permitted Liens” means, with respect to any Property, each of the following:

(i)          Liens securing the Obligations;

(ii)         the following, if the validity and amount thereof are being contested in good faith and by appropriate legal proceedings and so long as (a) levy and execution thereon have been stayed and continue to be stayed, (b) they do not in the aggregate materially detract from or threaten the value of such Property, or materially impair the use thereof in the operation of the business of the owner of such Property, and (c) a reserve therefor, if appropriate, has been established: claims and Liens for Taxes due and payable; claims and Liens upon and defects of title to real and personal property; claims and Liens of landlords, repairmen, mechanics, materialmen, warehousemen, or carriers, or similar Liens; and adverse judgments on appeal;

(iii)        any Permitted Encumbrances;

(iv)        Liens in favor of the lessor on the Property being leased under any Capitalized Lease permitted hereunder;

(v)         minor defects in title to an Oil and Gas Property not in any case materially detracting from the value of such Property;

(vi)        Liens securing a Second Lien Facility pursuant to the Second Lien Documents subject to the Intercreditor Agreement;

Annex I – Credit Agreement

(vii)       any Lien existing on any Property prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any Property of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other Property of the Borrower or any other Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(viii)      Liens on fixed or capital assets (including office equipment, data processing equipment and motor vehicles) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any other Subsidiaries (other than proceeds and accessions and additions to such property);

(ix)        Liens securing insurance premium financing permitted by clause (vii) of the definition of Permitted Indebtedness under customary terms and conditions, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; and

(x)         Liens on cash margin collateral, deposits or securities required by any Person with whom any Credit Party enters into an Acceptable Hedging Transaction securing obligations in any amount not to exceed $2,000,000 in the aggregate.

“Person” means a natural person, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust or any other entity or organization including a government or political subdivision or any governmental agency or instrumentality thereof.

“Plan” means any employee benefit plan which is covered by Title IV of ERISA.

“Property”, “property” or “asset” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proved Reserves” means “Proved Reserves” as defined in the Petroleum Resources Management System as in effect at the time in question prepared by the Oil and Gas Reserves Committee of the Society of Petroleum Engineers and reviewed and jointly sponsored by the World Petroleum Council, the American Association of Petroleum Geologists and the Society of Petroleum Evaluation Engineers (or any generally recognized successor organizations).

“Purchaser” has the meaning given to such term in Section 11.2.1 hereof.

Annex I – Credit Agreement

“PV-9 Value” means (a) in respect of the Proved Reserves of any Loan Party’s Oil and Gas Properties set forth in the most recently delivered Reserve Report, the aggregate net present value (discounted at 9% per annum) of such Oil and Gas Properties calculated before income taxes, but after reduction for royalties, lease operating expenses, severance and ad valorem taxes, capital expenditures and abandonment costs and with no escalation of capital expenditures or abandonment costs (a) calculated in accordance with SEC guidelines but using Strip Price for crude oil and natural gas liquids (WTI Cushing) and natural gas (Henry Hub), and (b) calculated (i) in the case of a Reserve Report prepared as of December 31 of any year, by an Approved Petroleum Engineer and (ii) in the case of each other Reserve Report or as otherwise required under this Agreement, at the Borrower’s option, by a petroleum engineer employed by the Borrower or an Approved Petroleum Engineer, in each case, in such person’s reasonable judgment after having reviewed the information from the most recently delivered Reserve Report, (iii) as set forth in the Reserve Report most recently delivered under Section 7.2, (iv) as adjusted to give effect to Hedging Agreements permitted by this Agreement as in effect on the date of such determination and (v) as adjusted to give pro forma effect to all dispositions or acquisitions of Oil and Gas Properties completed since the date of the Reserve Report.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Release of Hazardous Substances” means any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower or any Guarantor, with respect to which the Borrower or any Guarantor is legally obligated to respond under applicable Environmental Laws, by notifying the relevant Governmental Authority, investigating or undertaking corrective action.

“Replacement Security Documents” means each security document or instrument granting a first priority Lien on the Collateral (as described therein), subject only to Permitted Liens, executed and delivered to secure all or a portion of the Obligations in connection with the consummation of the transactions contemplated by a Second Lien Facility, and all other documents and instruments at any time executed as security for all or any portion of the Obligations (including, without limitation, any Mortgages), as such instruments may be amended, restated, supplemented or otherwise modified from time to time; provided that such security document or instrument granting a first priority Lien on the Collateral shall be on substantially the same terms and conditions as any corresponding security document or instrument securing the the Second Lien Obligations.

Annex I – Credit Agreement

“Representative’s Certificate” means a certificate signed by a Responsible Representative.

“Required Lenders” means (i) Lenders holding Loans in excess of fifty percent (50%) of the Loans outstanding as of any date of determination, and (ii) if the Bridge Loans are outstanding at such time, the Bridge Required Lenders.

“Requirement of Law” means, as to any Person, its Organizational Documents, and all applicable Laws.

“Reserve Report” means an unsuperseded engineering analysis of the Loan Parties’ Oil and Gas Properties, in form and substance reasonably acceptable to the Lenders, which shall include (i) pricing assumptions based upon the Strip Price and (ii) projections of revenues attributable to all undrilled locations on the Loan Parties’ Oil and Gas Properties based on a development plan for a period no greater than 7 years from the date of such Reserve Report reasonably acceptable to the Required Lenders; provided that, for the avoidance of doubt, such projections need not be based on historical capital expenditures in such locations nor take into account potential financings of projected capital expenditures.

“Responsible Representative” means the Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President of the Borrower, or any other officer of the Borrower duly authorized by the Borrowers board of directors.

“Restricted Payment” means the occurrence of any of the following:

(i)          any withdrawal from the Borrower or any Guarantor of cash by any owner of an Equity Interest in the Borrower or any such Guarantor or the declaration or payment of any cash dividend on, or the incurrence of any liability to make, or the making of, any other cash payment in respect of, any Equity Interests in the Borrower or any Guarantor;

(ii)         any cash payment on account of the purchase, redemption or other retirement of any Equity Interests in the Borrower or any Guarantor; or

(iii)        the repayment by the Borrower or any Guarantor in cash of any Debt owed to an Affiliate (other than repayments to the Borrower), except as specifically permitted by the Loan Documents.

“ROFR Financing” shall have the meaning given to such term in Section 8.16.1.

“ROFR Initiation Notice” shall have the meaning given to such term in Section 8.16.1.

“FROFR Option” shall have the meaning given to such term in Section 8.16.2.

“Sale and Leaseback Transaction” means any sale or other transfer of any property by any Person with the intent to lease such property as lessee.

“SEC” means the United States Securities Exchange Commission.

“Second Lien Documents” means the “Loan Documents” or such analogous term under a Second Lien Facility.

Annex I – Credit Agreement

“Second Lien Facility” means a credit agreement or similar instrument among the Borrower and certain financial intuitions party thereto providing for loans or other Debt for borrowed money in an aggregate principal amount (excluding, for the avoidance of doubt any capitalized interest or interest that is paid in kind and any make-whole or other prepayment premium) not to exceed $125,000,000 which loans or other Debt are secured on a second priority basis by Liens on the Collateral and subject to the Intercreditor Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Second Lien Obligations” means the “Obligations” or such analogous term under a Second Lien Facility.

“Security” means any stock, share, voting trust certificate, limited or general partnership interest, member interest, bond debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instrument commonly known as a “Security” or any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

“Security Documents” means (i) before the occurrence of the Collateral Modification Date, the security instruments executed and delivered in satisfaction of the condition set forth in Section 4.1, the Mortgages, if any, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time, and (ii) after the occurrence of the Collateral Modification Date, the Replacement Security Documents.

“SOS Note” means that certain subordinated promissory note, dated June 23, 2016, issued by the Borrower to SOSV Investments LLC, as may be amended, supplemented, replaced, extended, renewed or modified from time to time.

“Strip Price” shall mean, as of any date of determination, the forward month prices as of such date, for the most comparable hydrocarbon commodity applicable to such future production month for a five-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five-year period), with such prices escalated at two percent (2)% each year thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX as of the determination date and (ii) adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination.

“Subsidiary” means for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

Annex I – Credit Agreement

“Test Period” means, as the last day of any fiscal quarter of the Borrower, the four prior consecutive fiscal quarters of Borrower, the last of which ends on such date.

“Transferee” means any Person to which a Lender has sold, assigned or transferred any of the Obligations, as authorized hereunder and including any Person acquiring, by purchase, assignment, transfer (including transfers by operation of law) or participation from any such purchaser, assignee or transferee, any part of such Obligations.

“Tribunal” means any court, tribunal, governmental body, agency, arbitration panel, or instrumentality.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Warrant” means that certain Common Stock Purchase Warrant, dated June 22, 2016 issued by the Borrower to each of the original Lenders party hereto.

1.2.         Accounting Terms and Determinations; Changes in Accounting.

1.2.1.          Unless otherwise specified herein, all accounting terms used herein and all references to accounting matters shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the independent public accountants and with respect to which the Borrower shall have promptly notified the Lenders becoming aware thereof) with the most recent financial statements of the Borrower delivered to the Lenders. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period.

1.2.2.          The Borrower will not change its method of accounting, other than immaterial changes in methods, changes permitted by applicable accounting principles and changes required by a change in applicable accounting principles, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, neither the Borrower nor any of its Subsidiaries will change the manner in which either the last day of its fiscal year or the last day of the first three (3) fiscal quarters of its fiscal years is calculated without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

1.2.3.          The fiscal year of the Borrower shall end on December 31 of such year.

Annex I – Credit Agreement

1.3.          References. References in this Agreement to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections, Recitals or clauses shall be to exhibits, schedules, annexes, appendixes, attachments, articles, sections, recitals or clauses of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “herein below,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Schedule, Annex, Appendix, Attachment, Article, or Section in which such reference appears. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections. The phrases “this Section” and “this clause” and similar phrases refer only to the sections or clauses hereof in which such phrases occur. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) shall mean “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America. The Exhibits, Schedules, Annexes, Appendixes and Attachments attached to this Agreement and items referenced as being attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes. Except as otherwise indicated, references in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Agreement to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Agreement to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.

1.4.         Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement,

1.5.         Joint Preparation; Construction of Indemnities and Releases. This Agreement, the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document.

Annex I – Credit Agreement

1.6.        Time References. Unless otherwise indicated, all references to a time of day refer to the time of day in the Central Time Zone for such day, as generally in effect in the state of Texas.

ARTICLE  II
TERMS OF FACILITY

2.1.        Closing Date Term Loans.

2.1.1.     Subject to the terms and conditions of this Agreement and in reliance upon the representation and warranties of the Loan Parties hereto, each Lender agrees severally and not jointly to lend to the Borrower on the Closing Date the amount set forth opposite such Lender’s name on Schedule 2.1 under the heading “Closing Date Commitment” (such amount being referred to as such Lender’s “Closing Date Commitment”).

2.2.        Bridge Loans.

2.2.1.     Subject to the terms and conditions of this Agreement and in reliance upon the representation and warranties of the Loan Parties hereto, each Lender agrees severally and not jointly to lend to the Borrower on the Bridge Loan Closing Date the amount set forth opposite such Lender’s name on Schedule 2.2 under the heading “Bridge Loan Commitment” (such amount being referred to as such Lender’s “Bridge Loan Commitment”).

2.3.        Notes.

2.3.1.     The Loans shall be evidenced by one or more Notes issued by the Borrower, payable to the order of each Lender with a Commitment hereunder.

2.3.2.     The outstanding principal of the Notes reflected by the notations (whether handwritten, electronic or otherwise) by the Lenders on their records shall be deemed rebuttably presumptive evidence of the principal amount owing on the respective Note.

2.3.3.     Each Lender will record each payment of principal or interest made by the Borrower with respect thereto on its books, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule (modified as such Lender shall deem advisable) forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the applicable Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse such Lender’s Note and to attach to and make a part of the Note a continuation of any such schedule (modified as the Lender shall deem advisable) as and when required.

2.4.        Reserved.

2.5.        Interest Rates; Payment of Interest.

2.5.1.     The unpaid principal of the Notes (other than the Bridge Loan Notes) shall bear interest from the date hereof, at a rate per annum equal to six percent (6.00%) per annum or such higher rate as is specified in Section 3.3.

Annex I – Credit Agreement

2.5.2.     Accrued interest on all Notes shall be payable in arrears on each Interest Payment Date; provided that, interest accrued pursuant to Section 3.3 shall be payable on demand.

2.5.3.     Each determination hereunder of interest on the Notes and fees hereunder based on per annum calculations shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed (including the first day but excluding the last day).

2.5.4.     The unpaid principal of the Bridge Loan Notes shall bear interest from the Bridge Loan Closing Date at a rate equal to Bridge Loan Base Rate or such higher rate as is specified in Section 3.3.

2.5.5.     Additional interest shall accrue and be payable in kind on each Bridge Loan Note in an amount equal to the Bridge PIK Rate on the outstanding principal amount of such Bridge Loan Note. Such accrued additional interest shall be added to the principal of each Bridge Loan Note upon each Interest Payment Date, by increasing the then outstanding principal amount of the Bridge Loan Note by the amount of such additional interest paid in kind on such Interest Payment Date.

2.6.        Conditions to Closing Date Loans. No Lender shall be obligated to make Closing Date Loans hereunder unless the following conditions shall have been satisfied or waived by the Required Lenders.

2.6.1.     Receipt of Loan Documents and Other Items. On or prior to the Closing Date, the Lenders shall have received the following, in each case in form and substance reasonably satisfactory to the Lenders:

(i)           the duly executed Notes for each Lender in the amount at least equal to its Available Commitment;

(ii)          copies of the Organizational Documents, and all amendments thereto, of each Loan Party, accompanied by certificates that such copies are correct and complete, one issued by the Secretary of State of the state of incorporation or formation of each such Loan Party, dated a current date;

(iii)         certificates of incumbencies and signatures of all officers of each Loan Party who will be authorized to execute or attest any of the Loan Documents;

(iv)        copies of resolutions approving the Loan Documents and authorizing the transactions contemplated therein, duly adopted by the governing authority of each Loan Party accompanied by certificates of an authorized representative reasonably acceptable to the Required Lenders, that such copies are true and correct copies of resolutions duly adopted at the meeting of, or by the unanimous written consent of, the authorized body of each Loan Party and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or revoked in any respect and are in full force and effect as of the Closing Date;

(v)         certificates of good standing (or equivalent) for each Loan Party, dated a current date, to the effect that such Loan Party is in good standing with respect to the payment of franchise or other Taxes and, if required by Law, is duly qualified to transact business in such jurisdiction;

Annex I – Credit Agreement

(vi)        confirmation, reasonably acceptable to the Required Lenders, of the title of the Borrower, free and clear of Liens, other than Permitted Liens, to Oil and Gas Properties that in the aggregate have value as Collateral of no less than eighty percent (80%) of the aggregate value as Collateral of all Proved Reserves from the Oil and Gas Properties;

(vii)       confirmation reasonably acceptable to the Required Lenders that the Oil and Gas Properties of the Borrower are in compliance in all material respects with applicable Environmental Laws;

(viii)      certificates of insurance from the insurance companies insuring the Borrower and each other Loan Party which will execute any Loan Documents, confirming insurance for the Borrower and each such other Loan Party meeting the standards of Section 7.1.4(iv);

(ix)         payment of (i) the Commitment Fee to each Lender and (ii) any reasonable legal fees and expenses or estimates thereof of one (1) legal counsel to the Lenders for which invoices or estimates have been presented on or before the Closing Date;

(x)          if requested by the Required Lenders, a certificate from an authorized representative reasonably acceptable to the Required Lenders certifying that to the best of such individual’s knowledge as to the truth and correctness in all material respects of each representation and warranty contained in Article VI hereof as of the Closing Date and that no Default or Event of Default exists as of the Closing Date;

(xi)         any consents, approvals, authorizations of a Governmental Authority or other third party required for the valid execution, delivery and the performance of this Agreement or any other Loan Documents by the Borrower or any other Loan Party; and

(xii)        an amended and restated Warrant.

2.6.2.     Financial Statements. On the Closing Date, each Lender shall have received and reviewed: (i) the consolidated audited financial statements of Borrower and its Subsidiaries as of December 31, 2015 and (ii) the consolidated unaudited financial statements of Borrower and its Subsidiaries as of June 30, 2016 (together the “Financial Statements”).

2.6.3.     No Material Adverse Effect. No Material Adverse Effect shall have occurred since August 22, 2016.

2.7.        Maturity of Notes.

2.7.1.     The Notes shall finally mature no later than the Final Maturity Date, and any unpaid principal of the Notes and accrued, unpaid interest thereon shall be due and payable on such date.

2.7.2.     The Bridge Loan Notes shall finally mature no later than the Bridge Loan Maturity Date, and any unpaid principal of the Bridge Loan Notes and accrued, unpaid interest thereon shall be due and payable on such date.

Annex I – Credit Agreement

2.8.        Principal Payment.

2.8.1.     The Borrower shall pay all principal of the Loans, all accrued and unpaid interest thereon, and all other Obligations to the Lenders on the Final Maturity Date.

2.8.2.     Without duplication of the obligations under Section 2.8.1 above, the Borrower shall pay all principal of the Bridge Loans, all accrued and unpaid interest thereon, and all other Obligations with respect to the Bridge Loans to the Bridge Lenders on the Bridge Loan Maturity Date.

2.9.        Conditions to Bridge Loans. No Bridge Lender shall be obligated to make Bridge Loans hereunder unless the following conditions shall have been satisfied or waived by the Bridge Lenders:

2.9.1.     Receipt of Bridge Loan Notes. On or prior to the Bridge Loan Closing Date, the Bridge Lenders shall have received duly executed Bridge Loan Notes for each Bridge Lender in the amount at least equal to its Bridge Loan Commitment.

2.9.2.     Representations and Warranties. The representations and warranties contained in Article VI hereof shall be true and correct in all material respects as of the Bridge Loan Closing Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Bridge Loan Closing Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

2.9.3.     No Default or Event of Default. As of the Bridge Loan Closing Date, no Default or Event of Default shall be continuing.

2.9.4.     No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2016.

2.9.5.     Officer’s Certificate. The Bridge Lenders shall have received a certificate dated as of the Bridge Loan Closing Date and signed by an officer of the Borrower, confirming compliance with the conditions set forth in Section 2.9.2, Section 2.9.3 and Section 2.9.4 of this Agreement.

ARTICLE  III
GENERAL PROVISIONS

3.1.        General Provisions as to Payments.

3.1.1.     All payments of principal and interest on the Notes and of fees hereunder shall be made, without setoff, deduction or counterclaim, by 12:00 p.m. CT on the date such payments are due in federal or other funds immediately available at the office of the Lenders referred to in Article XII and, if not made by such time or in immediately available funds, then such payment shall be deemed made when such funds are available to the applicable Lender for its full and unrestricted use. Whenever any payment of principal of or interest on the Notes or of fees hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

Annex I – Credit Agreement

3.1.2.     All payments made by the Borrower on the Notes shall be made free and clear of, and without reduction by reason of, any Taxes.

3.1.3.     All payments shall be denominated in Dollars.

3.2.        Taxes.

3.2.1.     All payments by the Borrower hereunder and under the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, unless the Borrower is required by law (as determined in the good faith discretion of the Borrower on the advice of counsel to the Borrower) to make such deduction or withholding. Subject to Section 3.2.2, if any Non-Excluded Taxes are required to be withheld with respect to any amount payable by the Borrower hereunder, the Borrower will pay to the applicable Lender, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such Non-Excluded Taxes been required to be withheld. For purposes of this Agreement, “Non-Excluded Taxes” are any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein other than (A) any United States federal withholding tax imposed pursuant to FATCA or (B) net income taxes (however denominated), franchise taxes (imposed in lieu of net income taxes), branch profits taxes and any other similar taxes imposed on any Lender by the jurisdiction under the laws of which such Lender is organized or in which its principal office is located or through which it holds the Notes or any political subdivision, taxing authority or other authority thereof or therein, or as a result of a present or former connection between such Lender and the jurisdiction imposing such tax other than a connection arising solely as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement. The Borrower will deliver promptly to the applicable Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. If the Borrower reasonably believes that such Non-Excluded Taxes were not correctly or reasonably asserted, the applicable Lender will use reasonable efforts to cooperate with the Borrower to obtain a refund of such taxes (which shall be repaid to the Borrower so long as such efforts would not, in the good faith determination of such Lender, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it).

3.2.2.     Notwithstanding anything to the contrary contained herein, the Borrower will not be required to make any additional payment to or for the account of any Lender with respect to any Non-Excluded Taxes under Section 3.2.3 by reason of (i) a breach by such Lender of any certification or representation set forth in any form furnished to the Borrower under Section 3.2.5 or such Lender’s failure or inability to furnish under Section 3.2.5 an original or an extension or renewal of any form required under Section 3.2.5, or (ii) if such Non-Excluded Taxes are taxes required to be withheld on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or changes its place of organization or principal office).

Annex I – Credit Agreement

3.2.3.     If a Lender determines, in its reasonable discretion, that it has received a refund of any taxes as to which it has been indemnified by a Borrower under Section 3.2.1 or with respect to which the Borrower has paid additional amounts pursuant to Section 3.2.1, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Each Lender agrees, that upon the occurrence of any event giving rise to a tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 3.2.1, it will use reasonable efforts to mitigate the effect of any such event, including by designating another lending office (if available) for any Note affected by such event and by completing and delivering or filing any tax-related forms which would reduce or eliminate such tax or additional amounts.

3.2.4.     Subject to Section 3.2.2, the Borrower will indemnify each Lender for the full amount of Non-Excluded Taxes imposed on or paid by such Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally asserted. Payments under any indemnification provided for in this Section 3.2.4 shall be made within thirty (30) days from the date such Lender makes written demand therefor describing such Non-Excluded Taxes in reasonable detail.

3.2.5.     Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or pursuant to any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to the Borrower, at the time or times prescribed by law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)           duly completed copies of Internal Revenue Service Form W-8BEN

(ii)          claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(iii)         duly completed copies of Internal Revenue Service Form W-8ECI;

(iv)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(v)         any other form prescribed by law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by law to permit the Borrower to determine the withholding or deduction required to be made.

Annex I – Credit Agreement

3.3.        Default Interest. At the option of the Required Lenders, the principal of the Notes shall bear interest at the Default Rate during any time an Event of Default exists and continues, and, to the extent not prohibited by Law, overdue interest on the Notes shall bear interest at the Default Rate.

3.4.        Prepayments.

3.4.1.     Borrower shall have the right at any time or from time to time to prepay, in whole or in part, the Loans; provided that Borrower shall (a) pay at the time of such prepayment (i) all accrued but unpaid interest due and owing hereunder with respect to such Loans so prepaid, and (ii) in the case of any prepayment of the Bridge Loans prior to July [ ], 2017, an additional amount equal to the interest that would have accrued from the date of such prepayment to July [ ], 2017 pursuant to the terms hereof with respect to such Bridge Loan so repaid, (b) have delivered a notice of payment as required pursuant to Section 3.4.3, and (c) pay any applicable prepayment premium due pursuant to Section 3.5.

3.4.2.     Subject to Section 3.4.3, at any time when the Existing Loans remain outstanding, unless the Required Lenders shall agree in writing that no prepayment of the Loans is required pursuant to this Section 3.4.2, upon the consummation of each Disposition of all or any part of its assets outside the ordinary course of business Borrower shall (i) prepay the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of the amount by which the cash net proceeds (taking into account any underwriting discounts or commissions and other reasonable transaction costs, fees and expenses properly attributable to such transaction payable in connection therewith, excluding any of the foregoing payable to Borrower, any Guarantor, any Subsidiary or any Affiliate of any of the foregoing) of such Disposition exceeds $500,000 (such amount, the “Prepayment Amount”, and/or (ii) elect (by written notice to the Required Lenders) to reinvest all or any portion of such Prepayment Amount in Additional Assets; provided further that if all or any portion of such Prepayment Amount are not so used to reinvest in Additional Assets within 180 days, the Borrower shall apply the remaining portion of such Prepayment Amount on the last date of such period to the prepayment of the Loans.

3.4.3.     Borrower shall give the Lenders at least one (1) Business Day’s prior written notice of each prepayment proposed to be made by Borrower pursuant to Sections 3.4.1 or 3.4.2, specifying the principal amount thereof to be prepaid and the prepayment date. Notice of such prepayment having been given, the principal amount of the Loan specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date.

3.4.4.     In the event that the Borrower does not repay the Existing Loans in full by the date that is 60 days following the Bridge Loan Closing Date pursuant to Section 3.4.1 with the net cash proceeds of a Second Lien Facility, any subsequent prepayment of the Loans pursuant to Section 3.4.1 following such date shall be applied first to repay the Bridge Loans until such Bridge Loans are repaid in full in cash.

Annex I – Credit Agreement

3.4.5.     At any time following the repayment in full of the Existing Loans, unless the Bridge Required Lenders shall agree in writing that no prepayment of the Bridge Loans is required pursuant to this Section 3.4.5, if any Credit Party shall consummate any Asset Sale or receive any Net Cash Proceeds from a Casualty Event (each such event, a “Prepayment Event”), then, not later than two (2) Business Days after such Prepayment Event, the Borrower shall apply all or any portion of such Net Cash Proceeds to the repayment of Bridge Loans and the payment of accrued and unpaid interest and any amount payable pursuant to Section 3.4.1(a)(ii), and/or (ii) elect (by written notice to the Bridge Lenders) to reinvest all or any portion of such Net Cash Proceeds in Additional Assets; provided further that if all or any portion of such Net Cash Proceeds are not so used to reinvest in Additional Assets within 180 days, the Borrower shall apply the remaining portion of such Net Cash Proceeds on the last date of such period to the prepayment of the Bridge Loans.

3.4.6.          The Borrower shall not have any right to reborrow any portion of any Loan which has been repaid or prepaid from time to time.

3.5.        Prepayment Premium.

3.5.1.     [Reserved.]

3.5.2.     Upon any prepayment pursuant to Section 3.4.1 or Section 3.4.5 with respect to the Bridge Loans, the Borrower shall pay a prepayment premium in an amount equal to the percentage set forth in the following chart of the principal amount of Bridge Loans so prepaid.

Date of Repayment	Repayment Premium
From the Bridge Loan Closing Date for the applicable Bridge Loan through the date that is 89 calendar days following such date	0.50%
From the date that is 90 calendar days after Bridge Loan Closing Date but before the Bridge Loan Maturity Date	1.00%

3.6.        Additional Costs; Capital Adequacy.

3.6.1.     If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i)           subject any Lender to any tax, duty or other charge with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Lender or its Applicable Lending Office or any Non-Excluded Taxes covered by Section 3.2; or

(ii)          impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender any other condition affecting its Loans, its Note or its Commitment; or

Annex I – Credit Agreement

(iii)         impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Lender’s Commitment; and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any Loan or such Lender’s Commitment, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, promptly upon demand by such Lender (and in any event within thirty (30) days after demand by such Lender) and delivery to the Borrower of the certificate required by clause (c) hereof, the Borrower shall pay to such Lender the additional amount or amounts as will compensate such Lender for such increased cost or reduction.

3.6.2.     If any Lender shall determine that any change after the date hereof in any existing applicable law, rule or regulation or any new law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Lender (or its parent corporation) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, promptly upon demand by such Lender (and in any event within thirty (30) days after demand by such Lender) the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent corporation) for such reduction; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by any Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in law giving rise to a payment or indemnity obligation by the Borrowers under this Section 3.6.2, regardless of the date enacted, adopted or issued.

3.6.3.     Each Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.6 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.6 for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Annex I – Credit Agreement

ARTICLE  IV
COLLATERAL

4.1.        Security.

4.1.1.     In order to secure the prompt payment and performance of the Obligations, as and when due, the Borrower hereby grants to the Collateral Agent, for the benefit of itself and the Lenders, a security interest in and Lien on the Collateral and all proceeds thereof.

4.1.2.     The Borrower will cause the appropriate Person to execute and deliver to the Lenders within ninety (90) days following the request therefor (or such later date as agreed by the Required Lenders) each of the following documents and instruments at its own cost and expense:

(i)           Mortgages granting a Lien on all Oil and Gas Properties owned by the Borrower and each Guarantor from time to time, and the Borrower shall pay the reasonable fees and expenses of one (1) legal counsel for the Lenders in each local jurisdiction where such properties are located in connection with such mortgages; and

(ii)          waiver of operator’s Lien in favor of the Lenders from ImPetro Resources, LLC and ImPetro Operating, LLC.

4.1.3.     All documents delivered or to be delivered hereunder shall be in form and substance reasonably satisfactory to the Required Lenders and their counsel.

4.1.4.     [Reserved.]

4.1.5.     Each Lender hereby appoints T.R. Winston & Company, LLC as collateral agent (together with its successors and assigns appointed by the Required Lenders in their discretion from time to time, the “Collateral Agent”) hereunder to act on its behalf with respect to the creation, perfection and enforcement of all Liens granted to the Lenders on the Collateral and authorizes the Collateral Agent to (i) execute and deliver the Security Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Security Documents, (iii) exercise such powers as are reasonably incidental thereto. The Collateral Agent, as a non-fiduciary agent for the Borrower, shall maintain a register showing the principal amount (and stated interest) of the Notes owing to each Lender from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate, (iv) execute and deliver any Replacement Security Documents and, in each case, accept delivery thereof on its behalf from any Loan Party, and (v) execute and deliver any Intercreditor Agreement on behalf of the Lenders.

4.2.        Termination. Upon the Collateral Modification Date, the Loan Parties and the Lenders agree that Sections 4.1.1, 4.1.2, 4.1.3 and 4.1.4 shall have no further effect, and such provisions shall be superseded in their entirety by the relevant provisions of the Replacement Security Documents.

Annex I – Credit Agreement

ARTICLE  V
GUARANTY

5.1.        Guaranty. To induce the Lenders to make credit available to or for the benefit of the Borrower, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

5.2.        Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 5.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

5.3.        Contribution. Without limiting any right under applicable law for contribution, to the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full.

5.4.        Authorization; Other Agreements. The Lenders are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

5.4.1      (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

5.4.1.     apply to the Guaranteed Obligations any sums by whomever paid or however realized in such order as provided in the Loan Documents;

Annex I – Credit Agreement

5.4.2.     refund at any time any payment received by any Lender in respect of any Guaranteed Obligation;

5.4.3.     (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

5.4.4.     settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

5.5.        Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense (other than the performance in full and payment in full of the Guaranteed Obligations), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Required Lenders):

5.5.1.     the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

5.5.2.     the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

5.5.3.     the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

5.5.4.     any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

5.5.5.     any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Lender to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Law; or

Annex I – Credit Agreement

5.5.6.     any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the performance in full and payment in full of the Guaranteed Obligations.

5.6.        Waivers. To the fullest extent permitted by applicable Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than performance in full and the payment in full of the Guaranteed Obligations), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. To the fullest extent permitted by applicable law, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder except as specifically set forth herein or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor, until the Guaranteed Obligations have been paid in full. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Law to require any Lender to seek recourse first against the Borrower or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

5.7.        Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Lender shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Lender shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE  VI
REPRESENTATIONS AND WARRANTIES

The Borrower and, to the extent applicable to any Guarantor, such Guarantor hereby represents and warrants to the Lenders as follows with the intention that the Lenders shall rely thereon without any investigation or verification by the Lenders or their counsel:

6.1.        Existence and Power. The Borrower:

Annex I – Credit Agreement

6.1.1.     is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.1.2.     has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

6.1.3.     is duly qualified to transact business as a foreign entity in each jurisdiction where the nature of its business requires the same.

6.2.        Authorization; Contravention. The execution, delivery and performance by each Person (other than the Lenders) purporting to execute this Agreement and the other Loan Documents are within such Person’s power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except that the perfection of Liens created by certain of the Security Documents may require the filing of financing statements or Mortgages in the appropriate recordation offices), and do not contravene, or constitute a default under, any provision of applicable law or regulation (including the Margin Regulations) or any agreement creating or governing such Person or any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or result in the creation or imposition of any Lien on any Property of the Borrower which could reasonably expected to have a Material Adverse Effect, except Permitted Liens and Liens securing the Obligations.

6.3.        Binding Effect.

6.3.1.     This Agreement constitutes a valid and binding agreement of the Borrower; the Notes, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of the Borrower; the Security Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Person purporting to execute the same, in each case except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

6.3.2.     Each Loan Document is enforceable against each Person (other than the Lenders) executing same in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

6.4.        Subsidiaries.

6.4.1.     The Borrower has no Subsidiaries as of the date hereof except as disclosed on Exhibit 6.4.1 and, if subsequent to the date hereof, as specifically approved by the Required Lenders in writing in their reasonable discretion.

Annex I – Credit Agreement

6.5.        Disclosure. No document, certificate or statement delivered to the Lenders by or on behalf of the Borrower or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made. All information heretofore furnished by the Borrower or any Guarantor to the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Lenders will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts known to the Borrower after diligent inquiry (except facts of general public knowledge) which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee) the business, operations, prospects or condition, financial or otherwise, of the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

6.6.        Financial Information.

6.6.1      (i) The Financial Statements and notes thereto fairly present the financial position of the Borrower and its Subsidiaries at the respective dates thereof in all material respects.

(ii)          Except as disclosed in a writing delivered by the Borrower to the Lenders prior to the execution and delivery of this Agreement, since the dates referenced in the financial information referred to in clause (i) immediately preceding above, to the knowledge of the Responsible Representatives there has been no Material Adverse Effect.

6.6.2.     (i) For each Guarantor, the financial information of such Guarantor delivered to the Lenders in connection with the request for this credit facility fairly presents the financial position of such Guarantor at the respective dates thereof in all material respects.

(ii)          For each Guarantor, except as disclosed in a writing delivered by such Guarantor to the Lenders prior to the execution and delivery of this Agreement, since the dates referenced in the financial information referred to in clause (i) immediately preceding above, to the knowledge of the Responsible Representatives, there has been no Material Adverse Effect.

6.7.        Litigation.

6.7.1.     (i) Except as disclosed in the Borrower’s public filings with the SEC, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against or affecting the Borrower before any Tribunal or arbitrator which would be reasonably expected to have a Material Adverse Effect.

(ii)          For each Guarantor, except as disclosed in the Borrower’s public filings with the SEC, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened in writing against or affecting such Guarantor before any Tribunal or arbitrator which would be reasonably expected to have a Material Adverse Effect.

6.8.        ERISA Plans. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Plan termination under Title IV of ERISA) does not exceed by more than $1,000,000 the fair market value of the assets of such Plan.

6.9.        Taxes and Filing of Tax Returns.

6.9.1.     (i) Except as disclosed in the Borrower’s public filings with the SEC, the Borrower has filed or properly extended all returns required to have been filed or extended with respect to material Taxes and has paid all material Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other material Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other material Taxes, the criteria set forth in Section 7.5 are being met). The Borrower does not know of any proposed assessment of Taxes against it in excess of $1,000,000 except as disclosed in writing delivered by the Borrower to the Lenders, and all liabilities for material Taxes of the Borrower are adequately provided for.

Annex I – Credit Agreement

(ii)          For each Guarantor, except as disclosed in the Borrower’s public filings with the SEC, such Guarantor has filed or properly extended all returns required to have been filed or extended with respect to material Taxes and has paid all material Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other material Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other Taxes, the criteria set forth in Section 7.5 are being met). Such Guarantor does not know of any proposed assessment of Taxes against it in excess of $1,000,000 except as disclosed in writing delivered by such Guarantor to the Lenders, and all liabilities for Taxes of such Guarantor are adequately provided for.

6.10.      Title to Properties; Liens; Environmental Liability.

6.10.1.   (i) The Borrower has good and defensible record title to all Oil and Gas Properties purported to be owned by it and good and marketable title to all other Property purported to be owned by it, subject only to Permitted Liens.

(ii)          For each Guarantor, such Guarantor has good and defensible record title to all Oil and Gas Properties purported to be owned by it and good and marketable title to all other Property purported to be owned by it, subject only to Permitted Liens.

6.10.2.   (i) The Borrower has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any non-compliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment or (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect.

(ii)          For each Guarantor, such Guarantor has not (a) received notice or otherwise learned of any Environmental Liability arising in connection with (1) any noncompliance with or violation of the requirements of any Environmental Law or (2) the release or threatened release of any Hazardous Substance into the environment or (b) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which such Guarantor is or may be liable, in each case which would be reasonably expected to have a Material Adverse Effect.

6.10.3.   (i) Except in accordance with applicable Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower from, affecting, or related to any Property of the Borrower has occurred that would reasonably be expected to have a Material Adverse Effect.

Annex I – Credit Agreement

(ii)          For each Guarantor, except in accordance with applicable Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by such Guarantor from, affecting, or related to any Property of such Guarantor has occurred that would reasonably be expected to have a Material Adverse Effect.

6.10.4.   (i) No Environmental Complaints that would reasonably be expected to have a Material Adverse Effect have been received by the Borrower.

(ii)          For each Guarantor, no Environmental Complaints that would reasonably be expected to have a Material Adverse Effect have been received by such Guarantor.

6.11.      Business Compliance.

6.11.1.   (i) The Borrower has performed and abided by all obligations required to be performed by it to the extent required under each license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)          For each Guarantor, such Guarantor has performed and abided by all obligations required to be performed by it to the extent required under each license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound, in each case except as would not be reasonably expected to have a Material Adverse Effect.

6.12.      Licenses, Permits, Etc.

6.12.1.   (i) The Borrower possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Tribunals as are necessary to carry on its business as now being conducted and to own its Properties, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)          For each Guarantor, such Guarantor possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Tribunals as are necessary to carry on its business as now being conducted and to own its Properties, in each case except as would not be reasonably expected to have a Material Adverse Effect.

6.13.      Compliance with Laws.

6.13.1.   (i) The business and operations of the Borrower have been and are being conducted in accordance with all applicable Laws, in each case except as would not be reasonably expected to have a Material Adverse Effect.

(ii)          For each Guarantor, the business and operations of such Guarantor have been and are being conducted in accordance with all applicable Laws, in each case except as would not be reasonably expected to have a Material Adverse Effect.

Annex I – Credit Agreement

6.14.      Governmental Consent.

6.14.1.   (i) No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and the performance of this Agreement, any other Loan Documents by the Borrower (other than protective filings or filings necessary to perfect the Liens granted to the Lenders under the Loan Documents).

(ii)          For each Guarantor, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and the performance of any Loan Document by such Guarantor (other than protective filings or filings necessary to perfect the Liens granted to the Lenders under the Loan Documents).

6.15.      Investment Company Act. (i) The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i)           For each Guarantor, such Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.16.      State Utility; No Governmental Limitations on Liens.

6.16.1.   (i) The Borrower is not defined as a “utility” under the laws of the State of Texas or any other jurisdiction wherein the Borrower is required to qualify to do business.

(ii)          For each Guarantor, such Guarantor is not defined as a “utility” under the laws of the State of Texas or any other jurisdiction wherein such Guarantor is required to qualify to do business.

6.16.2.   (i) The Borrower is not subject to any state or federal Law that would limit its ability to have Liens placed on any of its Property.

(ii)          For each Guarantor, such Guarantor is not subject to any state or federal Law that would limit its ability to have Liens placed on any of its Property.

6.17.      Refunds; Certain Contracts.

6.17.1.   (i) No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

(ii)          For each Guarantor, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in such Guarantor being required to refund any portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

Annex I – Credit Agreement

6.17.2.   (i) The Borrower is not obligated by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within ninety (90) days of delivery.

(ii)          For each Guarantor, such Guarantor is not obligated by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within ninety (90) days of delivery.

6.17.3.   (i) The Borrower has not produced gas subject to, and neither the Borrower nor any of the Collateral is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

(ii)          For each Guarantor, such Guarantor has not produced gas subject to, and neither the Guarantor nor any of the Collateral is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

6.18.      No Default. No Default has occurred which is continuing as of the date hereof.

6.19.      Anti-Terrorism Laws.

6.19.1.   Anti-Terrorism Laws. None of the Obligated Parties nor any Affiliate of any Obligated Party is in violation of any Anti-Terrorism Law or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6.19.2.   OFAC. None of the Obligated Parties nor any Affiliate of any Obligated Party is in violation of any rules or regulations promulgated by OFAC or of any economic or trade sanctions or engages in any transaction administered and enforced by OFAC or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any rules or regulations promulgated by OFAC.

6.20.      Flood Matters. No “Building” (as defined in the applicable Flood Insurance Regulation) or “Manufactured (Mobile) Home” (as defined in the applicable Flood Insurance Regulation) is located on any Mortgaged Property within an area having special flood hazards and in which flood insurance is available under the Flood Insurance Regulations, and no “Building” or “Manufactured (Mobile) Home” will be encumbered by the Mortgages.

6.21.      Solvency. Immediately after the Closing (a) the fair value of the assets of the Borrower and its Subsidiaries (taken as a whole), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, at a fair valuation; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries (taken as a whole) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries (taken as a whole) will not have unreasonably small capital with which to conduct the business in which it is engaged as such businesses are now conducted and are proposed to be conducted following the date hereof.

Annex I – Credit Agreement

6.22.      Eligible Contract Participant. As of the date of this Agreement the Borrower is, and as of the date of the Borrower’s entry into any Commodity Hedging Transaction the Borrower will be, an “Eligible Contract Participant” as defined in 7 U.S.C. § 1a(18).

6.23.      Intellectual Property. Each Loan Party owns or holds a valid and enforceable license to use all intellectual property necessary to conduct its business as currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such intellectual property or challenging or questioning the validity or effectiveness of any such intellectual property; and no Loan Party knows of any valid basis for any such claim. The use of such intellectual property by any Loan Party does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to a Material Adverse Effect.

ARTICLE  VII
COVENANTS

So long as any principal of or interest on the Notes shall remain unpaid or any other portion of the Obligations remains outstanding, the Borrower will (or will cause the appropriate Person to) duly perform and observe each and all of the covenants and agreements hereinafter set forth:

7.1.        Reserved.

7.2.        Financial Statements; Reserve and Other Reports; Certain Required Notices from Borrower; Additional Information. The Borrower will furnish to the Lenders:

(i)           as soon as available and in any event within one hundred thirty-five (135) days after the end of each fiscal year of the Borrower, copies of the consolidated statement of assets and liabilities of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year, and copies of the related statements of revenues and expenses, operations, changes in owners’ equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail; such financial statements to be audited by a firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders and accompanied by the unqualified opinion of such accountants;

(ii)          on or before seventy-five (75) days after the last day of each fiscal quarter of the Borrower, (a) a copy of the unaudited consolidated statement of assets and liabilities of the Borrower and its consolidated Subsidiaries as at the close of such quarter and from the beginning of such fiscal year to the end of such quarter, (b) a copy of the related statements of revenues and expenses, operations, changes in owners’ equity and cash flows for the quarter just ended and for that portion of the year ending on such last day, all in reasonable detail and prepared on a basis consistent with the financial statements previously delivered by the Borrower under this Section and (c) an identification of all Contingent Obligations and Guarantees;

Annex I – Credit Agreement

(iii)         simultaneously with the delivery of each set of financial statements pursuant to the preceding clauses of this Section, a Compliance Certificate of the Borrower stating that such financial statements fairly and accurately reflect in all material respects the financial condition and results of operation of the Borrower for the periods and as of the dates set forth therein, and that the signers have reviewed the terms of this Agreement and the other Loan Documents, and have made, or caused to be made under their supervision, a review of the transactions and financial condition of the Borrower during the fiscal period covered by such financial statements, and that such review has not disclosed the existence during such period, and that the signers do not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto;

(iv)        within thirty (30) days after each filing thereof by the Borrower and each Guarantor with any Governmental Authority (if copies thereof have been requested by the Required Lenders), complete copies of the federal and state income tax returns so filed;

(v)         as soon as available, and in any event on or before March 31 of each year during the term of this Agreement, engineering reports in form and substance reasonably satisfactory to the Required Lenders, certified by an independent consulting petroleum engineers selected by the Borrower and reasonably acceptable to the Required Lenders as fairly and accurately setting forth (a) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower as of January 1 of such year, (b) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (c) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (d) information with respect to the “takeor-pay,” “prepayment,” and gas-balancing liabilities of the Borrower and other Persons with respect to such Properties. For purposes of this clause, the petroleum engineering firm of either Forrest A. Garb and Associates, or Cawley, Gillsepe & Associates, Inc. shall be deemed to be acceptable to the Lenders with respect to all Oil and Gas Properties in the Permian Basin and Mr. Kent Lina shall be deemed to be acceptable to the Lenders with respect to all Oil and Gas Properties in the DJ Basin;

(vi)        as soon as available, and in any event on or before September 30 of each year during the term of this Agreement, engineering reports in form and substance reasonably satisfactory to the Required Lenders setting forth (a) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower as of July 1 of such year, (b) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (c) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (d) information with respect to the “take-or-pay,” “prepayment,” and gas-balancing liabilities of the Borrower and other Persons with respect to such Properties;

(vii)       simultaneously with the delivery of such production and other reports under clauses (i) and (ii) above, a Representative’s Certificate certifying that, to the best of such signatory’s knowledge, such engineering and other reports are true, accurate and complete in all material respects for the periods covered in such reports; provided that to the extent such reports include projections of future volumes of production and future costs, it is understood that such estimates are necessarily based upon professional opinions, and the Borrower does not warrant that such opinions will ultimately prove to have been accurate.

Annex I – Credit Agreement

(viii)      [Reserved.]

(ix)         within five (5) Business Days after any Responsible Representative becomes aware of the occurrence of any condition or event which constitutes a Default, a Representative’s Certificate specifying the nature of such condition or event, the period of the existence thereof, what action the Borrower has taken or is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

(x)          within five (5) Business Days after the Borrower’s or any Guarantor’s learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability of the Borrower or any Guarantor arising in connection with (a) the noncompliance with or violation of the requirements of any Environmental Law, (b) the release or threatened release of any Hazardous Substance into the environment, or (c) the existence of any Environmental Lien on any Properties of the Borrower or any Guarantor, notice thereof, in each case that would reasonably be expected to have a Material Adverse Effect;

(xi)         within five (5) Business Days of the Borrower’s or any Guarantor’s learning of any litigation or other event or circumstance which could reasonably be expected to have a Material Adverse Effect, notice thereof;

(xii)        [Reserved.];

(xiii)       within five (5) Business Days after any Responsible Representative learns of any Change of Control Event, notice of such Change of Control Event; and

(xiv)       with reasonable promptness, such other information relating directly or indirectly to the financial condition, business, results of operations or Properties of the Borrower or any Guarantor as from time to time may reasonably be requested by the Required Lenders.

7.3.        Inspection of Properties and Books.

7.3.1.     The Borrower will permit any officer, employee or representative of one Existing Lender and one Bridge Lender designated by the Required Lenders in writing to the Borrower to visit and inspect any of its Properties, to examine its books of account (and to make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all upon at least five (5) Business Days’ notice and at such reasonable times during normal business hours and intervals as such designated Lender may desire and, if an Event of Default has occurred and is continuing, at the expense of the Borrower.

7.3.2.     Each Guarantor will permit any officer, employee or representative of one Existing Lender and one Bridge Lender designated by the Required Lenders in writing to the Borrower to visit and inspect any of its Properties, to examine its books of account (and to make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all upon at least five (5) Business Days’ notice and at such reasonable times during normal business hours and intervals as the Required Lenders may desire and, if an Event of Default has occurred and is continuing, at the expense of the Borrower.

Annex I – Credit Agreement

7.4.        Maintenance of Security; Insurance; Authorization to File Financing Statements; Operating Accounts; Transfer Orders.

7.4.1.     (i) The Borrower shall execute and deliver, or cause the appropriate Person to execute and deliver, to the Lenders all mortgages, deeds of trust, security agreements, financing statements, assignments and such other documents and instruments (including division and transfer orders), and supplements and amendments thereto, and take such other actions as the Required Lenders deem reasonably necessary or desirable and request in order to (a) grant and maintain as valid, enforceable, first-priority, perfected Liens (subject only to the Permitted Liens), all Liens granted to secure the Obligations or (b) monitor or control the proceeds from Collateral.

(ii)          The Borrower and each Guarantor which has granted a security interest to the Lenders, as applicable, authorizes the Lenders to complete and file, from time to time, financing statements naming the Borrower and each such Guarantor, as applicable, as debtor to perfect Liens granted to secure the Obligations.

(iii)         The Borrower shall take such action as may be requested from time to time by the Required Lenders to maintain first and prior Liens (subject to Permitted Liens) in favor of the Lenders by instruments executed by the appropriate Person and properly recorded in the applicable jurisdictions on Oil and Gas Properties having an aggregate PV-9 Value of at least eighty percent (80%) of the PV-9 Value of all such Oil and Gas Properties.

(iv)        The Borrower and each Guarantor will at all times maintain or cause to be maintained hazard and liability insurance and additional insurance covering such risks as are customarily carried by businesses similarly situated, all such insurance to be in amounts and from insurers reasonably acceptable to the Required Lenders, maintained by Borrower, naming the Lenders as loss payee or as an additional insured, as applicable, to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without thirty (30) days’ prior notice to the Administrative Agent, and, upon any renewal of any such insurance upon request by the Required Lenders, promptly furnish to the Lenders evidence, reasonably satisfactory to the Required Lenders, of the maintenance of such insurance.

7.4.2.     The Borrower and each Guarantor shall upon reasonable request of the Required Lenders, execute such transfer orders, letters-in-lieu of transfer orders or division orders as the Required Lenders or the Bridge Required Lenders may from time to time request in respect of the Collateral to effect a transfer and delivery to the Lenders of the proceeds of production attributable to the Collateral at any time following and during the continuation of an Event of Default.

7.5.        Payment of Taxes and Claims.

7.5.1.     Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower will pay (i) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided, however, that no payment of such Taxes or claims shall be required if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) the Borrower shall have set aside on its books reserves (segregated to the extent required by applicable accounting principles) reasonably deemed by it to be adequate with respect thereto.

Annex I – Credit Agreement

7.5.2.     Except as could not reasonably be expected to have a Material Adverse Effect, each Guarantor will pay (i) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided however, that no payment of such Taxes or claims shall be required if (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and (b) such Guarantor shall have set aside on its books reserves (segregated to the extent required by applicable accounting principles) reasonably deemed by it to be adequate with respect thereto.

7.6.        Payment of Debt; Additional Debt; Payment of Accounts; Restrictions on Payments on the SOS Note.

7.6.1.     The Borrower will (a) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable unless such payment is prohibited by the Loan Documents or would cause an Event of Default hereunder; (b) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations within any applicable periods of grace imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued unless such performance, observance or discharge would cause an Event of Default hereunder; and (c) not permit the occurrence of any act or omission which would constitute a default under any such instrument, indenture or agreement.

7.6.2.     Each Guarantor will (a) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable unless such payment is prohibited by the Loan Documents or would cause an Event of Default hereunder; (b) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations within any applicable periods of grace imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued unless such performance, observance or discharge would cause an Event of Default hereunder; and (c) not permit the occurrence of any act or omission which would constitute a default under any such instrument, indenture or agreement.

7.6.3.     The Borrower will not create, incur or suffer to exist any Debt, except without duplication (a) Debt under the Loan Documents and (b) other Permitted Indebtedness.

7.6.4.     No Guarantor will create, incur or suffer to exist any Debt, except without duplication (a) Debt under the Loan Documents and (b) other Permitted Indebtedness.

7.6.5.     The Borrower shall pay all of its trade and other accounts payable within ninety (90) days after the invoice date therefor, unless such payables are being contested in good faith by appropriate proceedings or other written protest thereof.

Annex I – Credit Agreement

7.6.6.     Each Guarantor shall pay all of its trade and other accounts payable within ninety (90) days after the invoice date therefor, unless such payables are being contested in good faith by appropriate proceedings or other written protest thereof.

7.7.        Negative Pledge. (i) The Borrower will not create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its Property whether now owned or hereafter acquired, except Permitted Liens.

(ii)          No Guarantor will create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its Property whether now owned or hereafter acquired, except Permitted Liens.

7.8.        Loans and Advances to Others; Investments; Restricted Payments; Subsidiaries.

7.8.1.     The Borrower will not make or suffer to exist any loan, advance or extension of credit to any Person except (a) Permitted Indebtedness, (b) Permitted Investments, (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms and (d) advances to employees of the Borrower and its Subsidiaries for payment of reasonable expenses in the ordinary course of business.

7.8.2.     No Guarantor will make or suffer to exist any loan, advance or extension of credit to any Person except (a) Permitted Indebtedness, (b) Permitted Investments, (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms and (d) advances to employees of the Borrower and its Subsidiaries for payment of reasonable expenses in the ordinary course of business.

7.8.3.     The Borrower will not make any capital contribution to, or make any Investment in, or purchase or make a commitment to purchase any interest in, any Person except as permitted by Section 7.8.1.

7.8.4.     No Guarantor will make any capital contribution to or make any Investment in, or to purchase or make a commitment to purchase any interest in, any Person except as permitted by Section 7.8.2.

7.8.5.     (i) The Borrower will not, directly or indirectly, make any Restricted Payment without the prior written consent of the Required Lenders except as specifically permitted in the definition of such defined term; provided, that the Borrower may make the following Restricted Payments: (a) the declaration and payment of dividends or distributions by the Borrower solely in Capital Stock (other than Disqualified Stock) of the Borrower, and (b) the Borrower may (i) so long as no Default or Event of Default is occurring, make payments to directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service for the acquisition by the Borrower from such Persons of Capital Stock in the Borrower or any Subsidiary; provided that the aggregate cash consideration paid for all such payments shall not exceed $250,000 in any calendar year, and (ii) make cashless repurchases of securities that are deemed to occur upon the exercise or vesting of options, rights or shares of stock held by directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary to the extent such securities represent a portion of the exercise price of or withholding taxes attributable to such options, rights or shares.

Annex I – Credit Agreement

(ii)          No Guarantor will, directly or indirectly, make any Restricted Payment without the prior written consent of the Required Lenders except as specifically permitted in the definition of such defined term; provided, that any Guarantor may declare or pay dividends or distributions to the Borrower or any other Guarantor.

7.8.6.     (i) The Borrower shall not form or acquire any Subsidiaries, either directly or indirectly through other Subsidiaries, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), unless such Subsidiary executes a joinder to this Agreement and such other reasonably requested documents and instruments, each in form and substance reasonably satisfactory to the Required Lenders within 20 days of such formation or acquisition (or such later date as may be agreed by the Collateral Agent).

(ii)          No Guarantor will form or acquire any Subsidiaries, either directly or indirectly through other Subsidiaries, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), unless such Subsidiary executes a joinder to this Agreement and such other reasonably requested documents and instruments, each in form and substance reasonably satisfactory to the Required Lenders within 20 days of such formation or acquisition (or such later date as may be agreed by the Collateral Agent).

7.9.        Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements; Modification of Organizational Documents; Issuance of Equity Interests.

7.9.1.     (i) The Borrower will not (a) consolidate or merge with or into any other Person, (b) sell, lease or otherwise transfer all or substantially all of its Property to any other Person, (c) terminate, or fail to maintain, its existence as the type of entity represented in Section 6.1 and in its state of formation represented in Section 6.1, (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a Material Adverse Effect) or (e) permit a Change of Control Event to occur.

(ii)          No Guarantor will (a) consolidate or merge with or into any other Person other than a Guarantor or the Borrower, (b) sell, lease or otherwise transfer all or substantially all of its Property to any other Person other than the Borrower or another Guarantor unless such Person assumes the applicable Guarantor’s Obligations hereunder, (c) terminate, or fail to maintain, its existence as the type of entity represented in Section 6.1 and in its state of formation represented in Section 6.1, or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a Material Adverse Effect).

7.9.2.     (i) The Borrower will not Dispose of any of its property other than pursuant to a Permitted Disposition.

Annex I – Credit Agreement

(ii)          No Guarantor will Dispose of any of its property other than pursuant to a Permitted Disposition.

7.9.3.      The Borrower will not be or become party to or bound by any agreement (including any undertaking in connection with the incurrence of Debt or issuance of securities) which imposes any material limitation on the disposition of the Collateral taken as a whole, other than the Loan Documents or the Second Lien Documents.

7.9.4.     (i) The Borrower will not enter into any Hedging Transaction unless such Hedging Transaction is an Acceptable Hedging Transaction.

(ii)          No Guarantor will enter into any Hedging Transaction unless such Hedging Transaction is an Acceptable Hedging Transaction.

7.9.5.     (i) The Borrower will not amend its Organizational Documents in any respect which would be materially adverse to the interests of the Lenders.

(ii)          No Guarantor will amend its Organizational Documents in any respect which would be materially adverse to the interests of the Lenders.

7.10.      Primary Business; Continuous Operations; Location of Borrower’s Office; Ownership of Assets.

7.10.1.   (i) The primary business of the Borrower shall at all times be and remain the oil and gas exploration, development and production business. The Borrower shall continuously remain in operation in a manner reasonably necessary to manage its Properties and business affairs.

(ii)          The primary business of each Guarantor shall at all times be and remain the oil and gas exploration, development and production business. Each Guarantor shall continuously remain in operation in a manner reasonably necessary to manage its Properties and business affairs.

7.10.2.   The location of the Borrower’s principal place of business and executive office shall remain at the address for the Borrower set forth on the signature page hereof, unless the Borrower provides the Lenders with written notice of such change within 10 days thereof.

7.10.3.   (i) The Borrower will at all times own, both beneficially and of record, all assets reflected in its financial statements delivered to the Lenders from time to time, subject only to Permitted Liens and unless such assets are disposed in a manner not inconsistent with the terms of this Agreement.

(ii)          Each Guarantor will at all times own, both beneficially and of record, all assets reflected in its financial statements delivered to the Lenders from time to time except as otherwise specifically disclosed therein and unless such assets are disposed in a manner not inconsistent with the terms of this Agreement.

Annex I – Credit Agreement

7.11.      Operation of Properties and Equipment; Compliance with and Maintenance of Contracts; Duties as Nonoperator.

7.11.1.   (i) The Borrower shall at all times maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.

(ii)          Each Guarantor shall at all times maintain, develop and operate its Oil and Gas Properties in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could reasonably be expected to have a Material Adverse Effect.

7.11.2.   (i) The Borrower shall comply with all agreements applicable to or relating to its Oil and Gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which such Properties are located, to the extent that the failure to so comply with such Laws or agreements could reasonably be expected to have a Material Adverse Effect.

(ii)          Each Guarantor shall comply with all agreements applicable to or relating to its Oil and Gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which such Properties are located, to the extent that the failure to so comply with such Laws or agreements could reasonably be expected to have a Material Adverse Effect.

7.12.      Transactions with Affiliates.

7.12.1.   (i) The Borrower will not engage in any transaction with an Affiliate, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between Borrower and any Guarantor, (iii) transactions set forth on Schedule 7.12 or (iv) as otherwise permitted by the Loan Documents.

(ii)          No Guarantor will engage in any transaction with an Affiliate, except for (i) transactions that are in the ordinary course of such Guarantor’s business, upon fair and reasonable terms that are no less favorable to such Guarantor than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between such Guarantor and the Borrower (iii) transactions between such Guarantor and any other Guarantor, (iii) transactions set forth on Schedule 7.12 or (iv) as otherwise permitted by the Loan Documents.

7.13.      [Reserved].

7.14.      Compliance with Laws and Documents.

7.14.1.   (i) The Borrower will not, directly or indirectly, violate the provisions of any Laws, its Organizational Documents or any written agreement, contract or commitment to which the Borrower is a party, by which the Borrower is bound, or to which any Property of the Borrower may be subject (and in any case, except for this Agreement and the other Loan Documents) if, in any such case, violation, alone or when combined with all other such violations, could reasonably be expected to have or does have a Material Adverse Effect.

Annex I – Credit Agreement

(ii)          No Guarantor will, directly or indirectly, violate the provisions of any Laws, its Organizational Documents or any written agreement, contract or commitment to which such Guarantor is a party, by which such Guarantor is bound, or to which any Property of such Guarantor may be subject (and in any case, except for this Agreement and the other Loan Documents), if, in any such case, such violation, alone or when combined with all other such violations, could reasonably be expected to have or does have a Material Adverse Effect.

7.15.      Certain Financial Covenants.

7.15.1.   Beginning with the testing period ending on December 31, 2018, the Borrower shall not permit the Asset Coverage Ratio, as of June 30 and December 31 of each fiscal year, to be less than 1.00 to 1.00.

7.16.       Additional Documents; Quantity of Documents; Title Data; Additional Information.

7.16.1.   The Borrower shall execute and deliver or cause to be executed and delivered such other and further instruments or documents as in the reasonable judgment of the Required Lenders may be required to better effectuate the transactions contemplated herein and in the other Loan Documents.

7.16.2.   Reserved.

7.16.3.   Within sixty (60) days following a written request therefor from the Required Lenders, the Borrower shall cause to be delivered to the Lenders title opinions, in form and substance and from attorneys reasonably acceptable to the Required Lenders, or other confirmation of title reasonably acceptable to the Required Lenders, covering Oil and Gas Properties that are covered by the Mortgages and constitute not less than eighty percent (80%) by PV-9 Value of the Oil and Gas Properties; and promptly, but in any event within sixty (60) days following notice from the Required Lenders of any defect, material in the reasonable opinion of the Required Lenders, in the title of the mortgagor under any Mortgage to any Oil and Gas Property covered thereby, clear such title defect, and in the event any such title defects are not cured in a timely manner, pay all reasonable and documented related costs and fees incurred by the Required Lenders in attempting to do so.

7.16.4.   The Borrower shall furnish to the Lenders, promptly upon the request of the Required Lenders, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and each Guarantor as the Required Lenders may from time to time reasonably request; and notify the Lenders not later than ten (10) days following the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including any change in its name or state of organization; and upon the reasonable request of the Required Lenders, execute such additional Security Documents as may be reasonably necessary or appropriate in connection therewith.

Annex I – Credit Agreement

7.17.      Environmental Indemnification. The Borrower shall, on a current basis, indemnify, defend and hold each Indemnified Party harmless on a current basis from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under, or from any Property of the Borrower, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of the Borrower, whether prior to or during the term hereof, and whether by the Borrower or any predecessor in title, employee, agent, contractor, or subcontractor of the Borrower or any other person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation, or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrower, or (d) any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by the Borrower or any employee, agent, contractor, or subcontractor of the Borrower while such persons are acting within the scope of their relationship with the Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of law, AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY, but not any of the foregoing in this Section arising from the willful misconduct or the gross negligence on the part of the Indemnified Party seeking indemnification under this Section; with the foregoing indemnity surviving satisfaction of all obligations and the termination of this Agreement.

7.18.      Anti-Terrorism Laws. Neither the Borrower nor any of the other Obligated Parties shall (a) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (i) any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act or (ii) any prohibitions set forth in the rules or regulations issued by OFAC or any sanctions against targeted foreign countries, terrorism sponsoring organizations, and international narcotics traffickers based on U.S. foreign policy. The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by the Required Lenders, in its reasonable discretion, confirming the Obligated Parties’ compliance with this Section.

7.19.      Control Agreements. Prior to the date that is the earlier of (a) thirty (30) days after the Collateral Modification Date, and (b) May 31, 2017 (or, in any case, such later date as the Collateral Agent may agree in its sole discretion), the Collateral Agent shall have received Control Agreements duly executed and delivered by each of the parties thereto with respect to all of the Borrower and Guarantors’ deposit accounts, securities accounts and commodity accounts (other than the Excluded Accounts).

Annex I – Credit Agreement

ARTICLE  VIII
DEFAULTS; REMEDIES

8.1.        Events of Default; Acceleration of Maturity. If any one or more of the following events (each an “Event of Default”) has occurred and has not been waived by the Required Lenders (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or otherwise):

8.1.1.     (i) the Borrower shall fail to pay, when due, any principal of (a) any Note or (b) any other Debt of the Borrower under this Agreement to the Lenders.

(ii)          the Borrower shall fail to pay when due, any interest, fees or other amounts payable hereunder and not covered by clause (i) above, if such failure shall continue unremedied for a period of three (3) Business Days.

8.1.2.     (i) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.2, 7.4, 7.6.2, 7.7, 7.8, 7.9 , 7.12, 7.15, or 7.16.3.

(ii)          any Guarantor shall (a) fail to comply with the provisions of its Guaranty, revoke or attempt to revoke such Guarantor’s Guaranty in whole or in part or deny the validity or enforceability in whole or in part of such Guarantor’s Guaranty or (c) fail to confirm in a writing reasonably satisfactory to the Required Lenders that such Guarantor’s Guaranty is enforceable in accordance with its terms within five (5) Business Days following a written request therefor.

8.1.3.     Any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement, the other Loan Documents (other than those covered by Sections 8.1.1 or 8.1.2), for a period of thirty (30) days after the earlier to occur of (i) such Loan Party becoming aware thereof or (ii) receipt by such Loan Party of written notice specifying such default from any Lender.

8.1.4.     An Insolvency Proceeding shall be commenced by or against the Borrower, which in the case of an involuntary Insolvency Proceeding, shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect which remains undismissed or unstayed for a period of thirty (30) days.

8.1.5.     An Insolvency Proceeding shall be commenced by or against any Guarantor, which in the case of an involuntary Insolvency Proceeding, shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief shall be entered against any Guarantor under the federal bankruptcy laws as now or hereafter in effect which remains undismissed or unstayed for a period of thirty (30) days.

8.1.6.     (i) the Borrower (a) shall default in the payment of any of its Material Debts (other than the Note) and such default shall continue beyond any applicable cure period, (b) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such Material Debt and such default is not waived and continues beyond any applicable cure period or (c) any other event or condition occurs which results in the acceleration of such Material Debt.

Annex I – Credit Agreement

(ii)          Any Guarantor (a) shall default in the payment of any of its Material Debts (other than the Guaranty) and such default shall continue beyond any applicable cure period, (b) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such Material Debt and such default is not waived and continues beyond any applicable cure period or (c) any other event or condition occurs which results in the acceleration of such Material Debt.

8.1.7.     (i) one or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against the Borrower which in the reasonable opinion of the Required Lenders is not adequately covered by insurance, and such judgment or order (a) shall continue unsatisfied or unstayed (unless bonded with a supersede as bond at least equal to such judgment or order) for a period of sixty (60) days or (b) is not fully paid and satisfied at least thirty (30) days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order.

(ii)          one or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against any Guarantor which in the opinion of the Required Lenders is not adequately covered by insurance, and such judgment or order (a) shall continue unsatisfied or unstayed (unless bonded with a supersede as bond at least equal to such judgment or order) for a period of sixty (60) days or (b) is not fully paid and satisfied at least thirty (30) days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order.

8.1.8.     any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Borrower in this Agreement or by the Borrower or any other Person in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made. Without limiting the generality of the foregoing sentence, such incorrect representation, warranty, certification or statement shall be deemed to be incorrect in a material respect if such incorrect representation, warranty, certification or statement (i) could reasonably be expected to have any material adverse effect upon the validity, performance or enforceability of any Loan Document, (ii) is or might reasonably be expected to be material and adverse to the financial condition or business operations of any Person or to the prospects of any Person, (iii) could reasonably be expected to materially impair any Person’s ability to fulfill its obligations under the terms and conditions of the Loan Documents or (iv) could reasonably be expected to materially impair the Lenders’ ability to receive full and timely payment of the Notes.

8.1.9.     prior to the Collateral Modification Date, any of the Security Documents shall for any reason fail to create a valid and perfected Lien in favor of the Collateral Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof.

8.1.10.   a Change of Control Event shall occur.

Annex I – Credit Agreement

8.2.        Remedies. Upon the occurrence and during the continuation of an Event of Default, the Required Lenders or, in the case of any Event of Default arising pursuant to Section 8.1.1 from a failure by the Borrower to pay amounts payable in connection with the Bridge Notes when due (subject to any cure periods set forth therein), the Bridge Required Lenders, may (i) declare the outstanding principal of and accrued interest on the Notes to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower, (ii) proceed to foreclose the Liens securing the Notes, (iii) terminate all commitments under Article II and (iv) take such other actions as are permitted by law or the Loan Documents; provided that in the case of any of the Events of Default specified in Sections 8.1.4 and 8.1.5 with respect to the Borrower, without any notice to the Borrower or any other act by the Lenders, the Notes (together with accrued interest thereon and all fees, expenses and other Obligations) shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, in the case of any Event of Default arising pursuant to Section 8.1.2, Section 8.1.6, Section 8.1.7, or Section 8.1.10 that occurs at any time after the date that is 60 days from the Bridge Loan Closing Date, the actions set forth in this Section 8.2 may be taken by the Bridge Required Lenders without the consent or agreement of the Required Lenders if both Existing Loans and Bridge Loans remain outstanding as of the date of such action.

8.3.        Suits for Enforcement. In case any one or more of the Events of Default specified in Section 8.1 shall have occurred and be continuing, the Lenders may, at their option and upon the direction of the Required Lenders, proceed to protect and enforce their rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement.

8.4.        Remedies Cumulative. No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.5.        Remedies Not Waived. No course of dealing and no delay in exercising any rights under this Agreement or under the other Loan Documents shall operate as a waiver of any rights hereunder or thereunder of the Lenders.

ARTICLE  IX
MISCELLANEOUS

9.1.        Amendments, Waivers and Consents. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Borrower and the Required Lenders, and any consent required of the Required Lenders herein must be in writing; provided that no such amendment or waiver shall, unless signed by all the Lenders affected thereby (or, in the case of clause (e) or (f) below, each Lender) (a) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (other than any increases pursuant to Section 2.4), (b) reduce or forgive the principal of or rate of interest on any Note or any fees to the Lenders hereunder (other than the application of the default rate of interest pursuant to Section 3.2), (c) postpone the date fixed for any payment of principal of or interest on any Note or any fees to the Lenders hereunder or for the termination of the Commitments, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (e) release, or subordinate the Collateral Agent’s Liens, if any, on all or substantially all of the Collateral of (f) release any Guarantor from the Guaranty. Delivery of an executed counterpart of such written instrument or of the signature page of such written instrument by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf’) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective delivery of a manually executed counterpart of such written instrument.

Annex I – Credit Agreement

9.2.        Release of Guarantees and Liens. At such time as the Loans and the other obligations under the Loan Documents (other than contingent indemnification obligations) shall have been indefeasibly paid in full and the Commitment has been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Borrower and each Subsidiary under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any Subsidiary in a transaction permitted by this Agreement, then the Collateral Agent, at the request and sole expense of the Borrower or any Subsidiary, shall execute and deliver to the Borrower or any Subsidiary all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Security Documents on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder and under the other Security Documents in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by this Agreement; provided that, in the case of this sentence and the immediately prior sentence, the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter time as the Collateral Agent may agree), a written request for release identifying the relevant Guarantor, summarizing the transaction and stating that such transaction is in compliance with this Agreement and the other Loan Documents (and the Lenders hereby authorize and direct the Collateral Agent to conclusively rely on such certifications in performing its obligations under this Section 9.2).

9.3.        Indemnity.

9.3.1.     Whether or not any credit is ever extended hereunder, and in addition to any other indemnifications herein or in any other Loan Documents, the Borrower agrees to indemnify and defend and hold harmless on a current basis each Indemnified Party, from and against any and all liabilities, losses, damages, costs, interest, charges, counsel fees and other expenses and penalties of any kind which any of the Indemnified Parties may sustain or incur in connection with any investigative, administrative or judicial proceeding (whether or not the Lenders shall be designated a party thereto) or otherwise by reason of or arising out of the execution and delivery of this Agreement or any of the other Loan Documents and/or the consummation of the transactions contemplated hereby or thereby. The indemnification provisions in this Section shall be enforceable regardless of whether the liability is based on past or present acts, past, present or future claims or legal requirements (including any past, present or future bulk sales law, environmental law, fraudulent transfer act, occupational safety and health law, or products liability, securities or other legal requirement), AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR OF ANY OTHER INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION OR ON ANY OTHER INDEMNIFIED PARTY, but not any of the foregoing in this Section arising from the willful misconduct or the gross negligence on the part of the Indemnified Party seeking indemnification under this Section with the foregoing indemnity surviving satisfaction of all obligations and the termination of this Agreement.

Annex I – Credit Agreement

9.3.2.     Any amount to be paid under Section 9.3 to any Lender shall be a demand obligation owing by the Borrower and shall bear interest from the date of expenditure by such Lender until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.3 shall survive payment of the Notes and the assignment of any right hereunder.

9.4.        Expenses.

9.4.1.     In addition to legal fees and expenses payable pursuant to Section 4.1.1(i), if any, whether or not any credit is extended hereunder, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Lenders, including fees and disbursements of one (1) counsel for the Lenders, incurred in connection with the preparation of this Agreement and the other Loan Documents (including the furnishing of any written or oral opinions or advice incident to this transaction), one (i) legal counsel for the Lenders in each local jurisdiction where the Oil and Gas Properties owned by the Borrower and each Guarantor properties are located, due diligence and title review expenses associated with the Loan Parties’ Oil and Gas Properties, engineering costs, the recordation of the Loan Documents, any waiver or consent hereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, and (ii) if an Event of Default occurs, all reasonable and documented out-of-pocket expenses incurred by the Lenders, including fees and disbursements of one (1) counsel for the Lenders in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, one (i) legal counsel for the Lenders in each local jurisdiction where the Oil and Gas Properties owned by the Borrower and each Guarantor properties are located in connection with foreclosure upon such properties, fees of one (1) auditor, one (1) consultant, engineers and other Persons incurred in connection therewith (including the supervision, maintenance or disposition of Collateral) and investigative expenses incurred by the Required Lenders in connection therewith, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lenders,

9.4.2.     THE BORROWER SHALL INDEMNIFY THE LENDERS AGAINST ANY TRANSFER TAXES, DOCUMENTARY TAXES, ASSESSMENTS OR CHARGES MADE BY ANY GOVERNMENTAL AUTHORITY BY REASON OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

9.4.3.     Any amount to be paid under Section 9.4 shall be a demand obligation owing by the Borrower and shall bear interest from the date of expenditure until paid at a per annum rate equal to the Default Rate. The obligations of the Borrower under Section 9.4 shall survive payment of the Notes and the assignment of any right hereunder.

9.5.        Taxes. The Borrower will, to the extent it may lawfully do so, pay all Taxes (including interest and penalties but expressly excluding federal or state income taxes) which may be payable in respect of the execution and delivery of this Agreement or the other Loan Documents, or in respect of any amendment of or waiver under or with respect to the foregoing, and will save the Lenders harmless on a current basis against any loss or liability resulting from nonpayment or delay in payment of any such Taxes (as limited above), other than income taxes payable by the Lenders. The obligations of the Borrower under this Section shall survive the payment of the Notes and the assignment of any right hereunder.

Annex I – Credit Agreement

9.6.        Survival. All representations and warranties made by or on behalf of the Borrower in this Agreement, the other Loan Documents or in any certificate or other instrument delivered by it or in its behalf under any of the foregoing shall be considered to have been relied upon by the Lenders and shall survive the delivery to the Lenders of such Loan Documents or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of any Lenders.

9.7.        Applicable Law; Venue.

9.7.1.     This Agreement has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of New York. This Agreement, the other Loan Documents, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of New York (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles, except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

9.7.2.     The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or New York state court sitting in New York County, New York in any action or proceeding arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and the Borrower hereby specifically consents to the jurisdiction of the State District Courts of New York County, New York and the United States District Court for the Southern District of New York. Nothing herein shall limit the right of the Lenders to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Lenders or any Affiliate of any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in the State District Courts of New York County, New York, or in the United States District Court for the Southern District of New York.

9.8.        WAIVER OF JURY TRIAL AND EXEMPLARY DAMAGES. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES (A) ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO AND (B) TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL DAMAGES (AS DEFINED BELOW). THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED).

Annex I – Credit Agreement

9.9.        Waiver of Deficiency Statute; Other Waivers.

9.9.1.     The Borrower waives any rights the Borrower has under, or any requirements imposed by, Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

9.9.2.     Each Guarantor waives any rights such Guarantor has under, or any requirements imposed by, (i) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (ii) Rule 31 of the Texas Rules of Civil Procedure, as amended, and (iii) Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

9.10.      Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof and words such as “hereunder” or” herein” shall refer to the entirety of this Agreement unless specifically indicated otherwise.

9.11.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute, one and the same instrument. This Agreement shall become effective at such time as the counterparts hereof which, when taken together, bear the signature of the Borrower and the Lenders, shall be delivered to or be in the possession of the Lenders. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf’) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

9.12.      Invalid Provisions, Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

9.13.      Communications Via Internet. The Borrower and each Guarantor (by its or his/her execution of a Guaranty) hereby authorizes the Lenders and their counsel and agents to communicate and transfer documents and other information (including confidential information) concerning this transaction or the Borrower and such Guarantor and the business affairs of the Borrower and such Guarantor via the Internet or other electronic communication without regard to the lack of security of such communications,

9.14.      USA Patriot Act Notice. The Lenders hereby notify the Borrower and the other Obligated Parties that pursuant to the requirements of the USA Patriot Act, they are required to obtain, verify and record information that identifies the Borrower and the other Obligated Parties, which information includes the name and address of the Borrower and the other Obligated Parties and other information that will allow them to identify the Borrower and the other Obligated Parties in accordance with such Act.

Annex I – Credit Agreement

9.15.      EXCULPATION PROVISIONS.

9.15.1.   EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

9.15.2.   In the event of a dispute over the meaning or application of this Agreement and the indemnities contained herein, the Lenders and the Borrower agree that this Agreement and indemnities contained herein shall be construed fairly and reasonably and neither more strongly for nor against either party.

9.16.      Certain Agreements with respect to Insolvency. Notwithstanding any  provision in this Agreement or the other Loan Documents to the contrary, the  Existing Lenders shall not undertake to negotiate, enter into, or vote with respect to any agreement, plan or understanding on the treatment of any claim of the  Lenders arising in connection with any bankruptcy or insolvency proceeding to which the Borrower may file or otherwise become subject, without the express prior written counsel consent of the Required Bridge Loan Lenders.

ARTICLE  X
SETOFF; TREATMENT OF PARTIAL PAYMENTS

10.1.      Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by the Lenders or any Affiliate thereof to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part hereof, shall then be due. Such Lender or Affiliate thereof making such an offset and application shall give the Borrower written notice of such offset and application promptly after effecting it.

Annex I – Credit Agreement

10.2.      Adjustments. In the event that any payments made hereunder on the Obligations at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to that portion of the Obligations consisting of fees and expenses then due and payable, (ii) second, to that portion of the Obligations consisting of accrued, unpaid interest then due and payable, (iii) third, to that portion of the Obligations consisting of principal then due and payable, and (iv) last, to any other Obligations or, to the extent not prohibited by Law, to the Obligations in such other order as the Required Lenders might elect.

ARTICLE  XI
BENEFIT OF AGREEMENT; ASSIGNMENTS

11.1.      Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Guarantors and the Lenders and their respective successors and permitted assigns, except that neither the Borrower nor the Guarantors shall have any right to assign their rights or obligations under the Loan Documents.

11.2.      Assignments; Effective Date; Participations.

11.2.1.   Any Lender may at any time assign to one or more banks or other entities (each a “Purchaser”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be in such form as may be agreed by the parties thereto and, provided no Event of Default is continuing, reasonably acceptable to the Borrower (the “Assignment Agreement”). So long as no Event of Default has occurred and is continuing, the consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or the Borrower and the Required Lenders otherwise consent) be in the amount of at least $1,000,000 (or any whole multiple of $500,000 in excess thereof), unless the relevant assignment is to an Affiliate of the assigning Lender or is an assignment of the entire Commitment of the assigning Lender (calculated as of the date of the assignment). Promptly following receipt of an executed Assignment Agreement, the Purchaser shall send to the Borrower a copy thereof. No Purchaser shall be permitted to have an initial Commitment of less than $1,000,000, although such minimum Commitment may consist of an aggregate amount acquired by such Purchaser from two or more Lenders.

11.2.2.   Upon delivery to the Borrower and the Lenders of a notice of assignment in form and substance reasonably satisfactory to the Borrower and the Required Lenders (a “Notice of Assignment”), together with any consents required by Section 11.2.1 above, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable Assignment Agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Credit Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower or the Lenders shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a “Lender” hereunder, except that its rights to indemnification and reimbursement of expenses shall survive such assignment and shall not be affected thereby. Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.2.2, the transferor Lender and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

Annex I – Credit Agreement

11.2.3.   Any Lender may at any time grant to one or more Persons (each a “Participant”) participating interests in its Commitment or its Note. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in the proviso to the first sentence of Section 9.1 without the consent of the Participant. Each Lender that sells a participation interest pursuant to this Section 11.2.3 shall notify the Borrower and the Collateral Agent of the principal amount of each such Participant’s participation interest with respect to the Notes. In the event that any Lender sells to a Participant participating interests in all or any portion of its Note and the other rights and interests of that Lender hereunder, such Lender, as non-fiduciary agent on behalf of Borrower, shall maintain a register on which it enters the name of all such Participants and the principal amount (and stated interest) of the portion of the Note subject to the participation.

11.3.      Dissemination of Information. The Borrower and each Guarantor authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all information in the Lender’s possession concerning the Borrower, the Guarantors and their respective Affiliates.

ARTICLE  XII
NOTICES

12.1.      Notices. Except as otherwise specifically permitted herein, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number provided to the other parties hereto from time to time or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Lenders and the Borrower in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of ..receipt is received (the receipt thereof shall be deemed to have been acknowledged upon the sending Person’s receipt of its facsimile machine’s confirmation of successful transmission; provided that if the day on which such facsimile is received is not a Business Day or is after 4:00 p.m. CT on a Business Day, then the receipt of such facsimile shall be deemed to have been acknowledged on the next following Business Day), (ii) if given by mail, three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; except that notices to any Lender under Article II shall not be effective until received by such Lender.

Annex I – Credit Agreement

12.2.      Change of Address. The Borrower and the Lenders may each change the address for service of notice upon it by a notice in writing to the other party hereto.

ARTICLE  XIII
ENTIRE AGREEMENT

THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

Annex I – Credit Agreement

FORM OF SENIOR SECURED NOTE

$[_],000,000	New York, New York	[September] [ ], 2016

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (the “Borrower”)

promises to pay to the order of [                           ] (“Lender”), at [                                           ], the amount of $[_],000,000, or so much thereof as may be advanced and be outstanding under this Senior Secured Note pursuant to the Credit and Guaranty Agreement dated of even date herewith by and between the Borrower, the Lender and the other lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

The date and amount of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, will be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by the Lender of this Note.

This Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Note shall be entitled to the benefits of the Credit Agreement. This Note shall finally mature on the Final Maturity Date.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

Lilis Energy, Inc.

By:
Name:
Title:

LOANS AND PAYMENT OF
PRINCIPAL AND INTEREST

Principal	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to

FORM OF BRIDGE LOAN NOTE

$[_],000,000	New York, New York	[DATE]

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (the “Borrower”)

promises to pay to the order of [                           ] (“Bridge Lender”) the amount of $[_],000,000, or so much thereof as may be advanced and be outstanding under this Bridge Loan Note pursuant to the Credit and Guaranty Agreement dated as of September 29, 2016 by and between the Borrower, the Bridge Lender and the other lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

The date and amount of each Bridge Loan made by the Bridge Lender to the Borrower, and each payment made on account of the principal thereof, will be recorded by the Bridge Lender on its books and, prior to any transfer of this Bridge Loan Note, may be endorsed by the Bridge Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Bridge Lender. Failure to make any such notation or to attach a schedule shall not affect the Bridge Lender’s or the Borrower’s rights or obligations in respect of such Bridge Loans or affect the validity of such transfer by the Bridge Lender of this Bridge Loan Note.

This Bridge Loan Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Bridge Loan Note shall be entitled to the benefits of the Credit Agreement. This Bridge Loan Note shall finally mature on the Final Maturity Date.

Without being limited thereto or thereby, this Bridge Loan Note is secured by the Security Documents.

The Borrower, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Bridge Loan Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Bridge Loan Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Bridge Loan Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

THIS BRIDGE LOAN NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

Lilis Energy, Inc.

By:
Name:
Title:

LOANS AND PAYMENT OF
PRINCIPAL AND INTEREST

Principal	Amount of Loan	Principal Paid or Prepaid	Amount of Interest Paid	Unpaid Principal Balance	Interest Paid to

FORM OF COMPLIANCE CERTIFICATE

                            , 20_

[Lender Contact Information]

Re:	Credit and Guaranty Agreement dated September 29, 2016, by and between Lilis Energy, Inc., as borrower, Brushy Resources Inc., ImPetro Operating, LLC, Lilis Operating Company LLC, and ImPetro Resources, LLC, as guarantors, and the lenders party thereto (as amended, restated, or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

Ladies and Gentlemen:

Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Representative of the Borrower, hereby certifies to you the following information is true and correct as of the date hereof or for the period indicated, as the case may be:

[1.         To the best of the knowledge of the undersigned, no Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

[1.         To the best of the knowledge of the undersigned, the following Defaults exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

2.           The compliance of the Borrower with certain financial covenants of the Credit Agreement, as of the close of business on                                (the “Determination Date”), is evidenced by the following:

(a)         [TO COME]

3.           To the best knowledge of the undersigned, the financial statements being delivered to the Lenders concurrently herewith pursuant to the Credit Agreement fairly and accurately reflect in all material respects the financial condition and results of operation of the Persons identified therein for the periods and as of the dates set forth therein.

4.           The circled answers to the following statements are each true and correct as of the Determination Date:

(a)         The annual statement of assets and liabilities of the Borrower as of its most recent fiscal year-end and the related financial statements have been delivered to the Lenders pursuant to Section 7.2.1(i). YES NO

(b)         The quarterly statement of assets and liabilities of the Borrower as of the last day of its most recently ended fiscal quarter (other than the last fiscal quarter of each fiscal year) and the related financial statements have been delivered to the Lenders pursuant to Section 7.2.1(ii). YES NO

(c)         The federal income tax return for the year most recently ended for each Person indicated below has been properly filed with the appropriate Tribunal and (if a copy thereof has been requested by the Required Lenders) a copy thereof has been delivered to the Lenders pursuant to Section 7.2.1 (iv),

(i)          of the Borrower. YES NO

(ii)         of              . YES NO

(iii)        of              . YES NO

(iv)         of            . YES NO

5.           The oil and gas production report being delivered by the Borrower to the Lenders under Section 7.2.2 of the Credit Agreement is, to the best knowledge of the undersigned, in compliance with the provisions of such Section and to the best knowledge of the undersigned is true and correct in all material respects as of the date thereof and for the time periods covered thereby.

The undersigned has reviewed the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under my supervision, a review of the transactions and financial condition of the Borrower during the period covered by the financial statements included herewith, and such review has not disclosed the existence during such period, and the undersigned does not have knowledge of the existence as of the date of this certificate, of any condition or event which constitutes a Default, except as set forth in paragraph I above.

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

[______________________]

EXHIBIT 6.4.1

SUBSIDIARIES

Brushy Resources, Inc.

Impetro Resources, LLC

Lilis Operating Company, LLC

Impetro Operating, LLC

SCHEDULE 2.1

COMMITMENTS

	Closing Date	Total	Commitment
Lender	Commitment	Commitment	Percentage
Vertex One Asset Management	$20,000,000	$20,000,000	64.52%
Trace Capital Inc.	$1,000,000	$1,000,000	3.23%
Equity Trust Company, Custodian FBO J. Steven Emerson Roth IRA	$3,000,000	$3,000,000	9.68%
Equity Trust Company, Custodian FBO J. Steven Emerson IRA R/O II	$3,000,000	$3,000,000	9.68%
Pacific Capital Management, LLC	$1,000,000	$1,000,000	3.23%
Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994	$1,000,000	$1,000,000	3.23%
Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust u/t/d 11/26/1997	$500,000	$500,000	1.60%
EMSE, LLC, a Delaware limited liability company	$400,000	$400,000	1.29%
Elevado Investment Company, LLC, a Delaware limited liability company	$300,000	$300,000	0.97%
Equity Trust Company Custodian FBO Marshall S. Ezralow Roth IRA	$400,000	$400,000	1.29%
Marc Ezralow as Trustee of the SPA Trust u/t/d 09/13/2004	$100,000	$100,000	0.32%
Bryan Ezralow as Trustee of the Marc Ezralow Irrevocable Trust u/t/d 06/01/2004	$100,000	$100,000	0.32%
Gary E. Freedman as Trustee of the Freedman 2006 Irrevocable Trust u/t/d 02/27/2006	$50,000	$50,000	0.16%
Gary E. Freedman as Trustee of the Freedman Family Trust u/t/d 5/25/1982	$50,000	$50,000	0.16%
David Michael Leff as Trustee of the David Leff Family Trust u/t/d 02/03/1988	$50,000	$50,000	0.16%
David Leff as Trustee of the C & R Irrevocable Trust u/t/d 11/05/2007	$50,000	$50,000	0.16%
Total	$31,000,000	$31,000,000	100%

SCHEDULE 2.2

Bridge Loan Closing
Lender	Commitment
RBC Investor Services Trust ITF 110952002	$6,200,000
INVESTOR COMPANY ITS 5J5505C	$2,000,000
Sprott Resource Lending Corp.	$1,750,000
Trace Capital Inc.	$1,450,000
One E LP	$1,000,000
Jayvee & Co. ITF YTCF6310002	$850,000
Resource Income Partners Limited Partnership	$750,000
NGPI Canada Inc.	$500,000
Peter Ellis	$300,000
Thomas Rootham	$200,000
Total	$15,000,000